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                                                                    EXHIBIT 3(a)

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                              CLEVELAND-CLIFFS INC

         FIRST: The name of the Corporation shall be Cleveland-Cliffs Inc

         SECOND: The location of the principal office of the Corporation in the State of Ohio shall be in Cleveland, Cuyahoga County, Ohio.

         THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH: The maximum number of shares the Corporation is authorized to have outstanding is Thirty-Five Million (35,000,000) shares, consisting of the following:

                  (a) Three Million (3,000,000) shares of Serial Preferred Stock, Class A, without par value ("Class A Preferred Stock");

                  (b) Four Million (4,000,000) shares of Serial Preferred Stock, Class B, without par value ("Class B Preferred Stock"); and

                  (c) Twenty-Eight Million (28,000,000) Common Shares, par value $1.00 per share ("Common Shares").

                                   DIVISION A:

                  EXPRESS TERMS OF THE SERIAL PREFERRED STOCK,
                           CLASS A, WITHOUT PAR VALUE

         The Class A Preferred Stock shall have the following express terms:

         SECTION 1. Series The Class A Preferred Stock may be issued from time to time in one or more series. All shares of Class A Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. All shares of Class A Preferred Stock shall also be of equal rank and shall be identical with shares of Class B Preferred Stock except in respect of (i) the particulars that may be fixed and determined by the Directors as hereinafter provided, (ii) the voting rights and provisions for consent relating to Class A Preferred Stock as fixed and determined by
Section 5 of this Division A and (iii) the conversion rights of any series of Class A Preferred Stock which may be fixed and determined by the Directors subject to the provisions of Section 6 of this Division A. Subject to the provisions of Sections 2 to 7, inclusive, of this Division A, which provisions shall apply to all Class A Preferred Stock, the Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series to fix:

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                  (a)      The designation of the series, which may be by
         distinguishing number, letter and/or title.

                  (b) The number of shares of the series, which number the Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

                  (c) The dividend rights of the series which may be: cumulative or non-cumulative; at a specified rate, amount or proportion; or with or without further participation rights.

                  (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends, if cumulative, shall accumulate.

                  (e) The redemption rights and price or prices, if any, for shares of the series.

                  (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (h) Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

                  (i) Restrictions (in addition to those set forth in Section 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

         The Directors are authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section 1.

         SECTION 2. Dividends.

                  (a) The holders of Class A preferred Stock of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Class A Preferred Stock, shall be entitled to receive out of any funds legally available therefor and when and as declared by the Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division A and no more, payable on the dividend payment dates fixed for such series. Such dividends may be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Class A Preferred Stock on any dividend payment date unless (i) all dividends upon all Class A Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class A Preferred Stock for all dividend payment dates prior to

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         such date shall have been paid or funds therefor set apart and (ii) at the same time a like dividend upon all series of Class A Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class A Preferred Stock and having a dividend payment date on such date, ratably in proportion to the respective dividend rates of each such series or class, shall be paid or funds therefor set apart. Accumulations of dividends, if any, shall not bear interest.

                  (b) For the purpose of this Division A, a dividend shall be deemed to have been paid or funds therefor set apart on any date if on or prior to such date the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividend at such holder's address then appearing on the books of the Corporation.

                  (c) In no event so long as any Class A Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Shares or other shares ranking junior to the Class A Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares ranking junior to the Class A Preferred Stock, nor shall any Common Shares or any other shares ranking junior to the Class A Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Class A Preferred Stock received by the Corporation on or subsequent to the date on which shares of any series of Class A Preferred Stock are first issued), unless (i) all accrued and unpaid dividends upon all Class A Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such action shall have been paid or funds therefor set apart and (ii) as of the date of such action there shall be no arrearages with respect to the redemption of Class A Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division A.

         SECTION 3.  Redemption.

                  (a) Subject to the express terms of each series and to the provisions of Section 5(c)(iii) of this Division A, the Corporation
         (i) may from time to time redeem all or any part of the Class A Preferred Stock of any series at the time outstanding at the option of the Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division A, and
         (ii) shall from time to time make such redemptions of the Class A Preferred Stock of any series as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division A, together in each case with (A) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (B) if the redemption date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date.

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                  (b)      Notice of every such redemption shall be mailed,
         postage prepaid, to the holders of record of the Class A Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Class A Preferred Stock to be redeemed, together with an amount equal to the aggregate amount of dividends payable upon such redemption, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $50,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Class A Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of Class A Preferred Stock are to be redeemed, the Corporation shall select, pro rata or by lot, the shares so to be redeemed in such manner as shall be prescribed by the Directors.

                  (c) If the holders of shares of Class A Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof to such holder.

                  (d) Any shares of Class A Preferred Stock which are (i) redeemed by the Corporation pursuant to the provisions of this Section 3, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of any series of Class A Preferred Stock, (iii) converted in accordance with the express terms of any such series, or (iv) otherwise acquired by the Corporation, shall resume the status of authorized and unissued shares of Class A Preferred Stock without serial designation; provided, however, that any such shares which are converted in accordance with the express terms thereof shall not be reissued as convertible shares.

         SECTION 4.  Liquidation.

                  (a)      (1)      The holders of Class A Preferred Stock of
         any series, shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Class A Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to (i) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date is not a

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         dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Class A Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class A Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Class A Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class A Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

                           (2) After payment to holders of Class A Preferred
                  Stock of the full preferential amounts as aforesaid, holders of Class A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division A.

         SECTION 5.  Voting.

                  (a) The holders of Class A Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Class A Preferred Stock and the holders of Common Shares shall vote together as one class on all matters presented to the shareholders.

                  (b) (1) If, and so often as, the Corporation shall be in default in the payment of dividends on any series of Class A Preferred Stock at the time outstanding, or funds therefor have not been set apart, in an amount equivalent to six full quarterly dividends on any such series of Class A Preferred Stock whether or not consecutive and whether or not earned or declared, the holders of Class A Preferred Stock of all series, voting separately as a class, and in addition to any other rights which the shares of any series of Class A Preferred Stock may have to vote for Directors, shall thereafter be entitled to elect, as herein provided, two Directors of the Corporation; provided, however, that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested
         (i) in the case of cumulative dividends, until all accrued and unpaid dividends on the Class A Preferred Stock of all series then outstanding shall have been paid or funds therefor set apart, or (ii) in the case of non-cumulative dividends, until full dividends on the Class A Preferred Stock of all series than outstanding shall have been paid or funds therefor set apart regularly for a period of one year, whereupon the holders of Class A Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the

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         revesting of such special class voting rights in the event hereinabove specified in this paragraph.

                           (2) In the event of default entitling the holders of Class A Preferred Stock to elect two Directors as specified in paragraph (1) of this subsection, a special meeting of such holders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Class A Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders or any other special meeting of shareholders called or to be called for a different purpose shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Class A Preferred Stock. At any meeting at which the holders of Class A Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Class A Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the Directors which the holders of Class A Preferred Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Articles of Incorporation or the Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, the two Directors who may be elected by the holders of Class A Preferred Stock pursuant to this subsection shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this subsection. Nothing in this subsection shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to this subsection. Notwithstanding any classification of the other Directors of the Corporation, the two Directors elected by the holders of Class A Preferred Stock shall be elected annually for the terms expiring at the next succeeding annual meeting of shareholders; provided, however, that whenever the holders of Class A Preferred Stock shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Class A Preferred Stock as a class shall immediately terminate and the number of Directors shall be reduced accordingly.

                  (c) Except as hereinafter provided, the affirmative vote of the holders of at least two-thirds of the shares of Class A Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class A Preferred Stock shall vote separately as a class, shall be necessary to effect, any one or more of the following (but so far as the holders of Class A Preferred Stock are concerned, such action may be effected with such vote):

                                    (i)      Any amendment, alteration or repeal
                           of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the preferences or voting or other rights of the holders of Class A Preferred Stock; provided, however, that

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                           for the purpose of this paragraph 5(c)(i) only,
                           neither the amendment of the Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Class A Preferred Stock or of any shares of any class ranking on a parity with or junior to the Class A Preferred Stock nor the amendment of the provisions of the Regulations so as to change the number of Directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Class A Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Class A Preferred Stock at the time outstanding, the affirmative vote or consent of the holders of at least two-thirds of the number of shares at the time outstanding of each series so affected, each such affected series voting separately as a series, shall also be required;

                                    (ii)     The authorization, creation or the
                           increase in the authorized amount of any shares of any class or any security convertible into shares of any class, in either case, ranking prior to the Class A Preferred Stock; or

                                    (iii)    The purchase or redemption (for
                           sinking fund purposes or otherwise) of less than all of the Class A Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Class A Preferred Stock, unless all dividends on all Class A Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with;

         provided, however, that in the case of any authorization, creation or increase in the authorized amount of any shares of any class or security convertible into shares of any class, in either case, ranking prior to the Class A Preferred Stock no such consent of the holders of Class A Preferred Stock shall be required if the holders of Class A Preferred Stock have previously received adequate notice of redemption to occur within 90 days. The foregoing proviso shall not apply and such consent of the holders of Class A Preferred Stock shall be required if any such redemption will be effected, in whole or in part, with the proceeds received from the sale of any such stock or security convertible into shares of any class, in either case, ranking prior to the Class A Preferred Stock.

                  (d) The affirmative vote of the holders of at least a majority of the shares of Class A Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class A Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of the Class A Preferred Stock are concerned, such action may be effected with such vote):

                                    (i)      The consolidation or merger of the
                           Corporation with or into any other corporation to the extent any such consolidation or merger shall be required, pursuant to any applicable statute, to be approved by the

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                           holders of the shares of Class A Preferred Stock
                           voting separately as a class; or

                                    (ii)     The authorization of any shares
                           ranking on a parity with the Class A Preferred Stock or an increase in the authorized number of shares of Class A Preferred Stock.

                  (e) Neither the vote, consent nor any adjustment of the voting rights of holders of shares of Class A Preferred Stock shall be required for an increase in the number of Common Shares authorized or issued or for stock splits of the Common Shares or for stock dividends on any class of stock payable solely in Common Shares, and none of the foregoing actions shall be deemed to affect adversely the preferences or voting or other rights of Class A Preferred Stock within the meaning and for the purpose of this Division A.

         SECTION 6.  Conversion.

                  (a) If and to the extent that there are created series of Class A Preferred Stock which are convertible (hereinafter called "convertible series") into Common Shares, as such shares shall be constituted as of the date of conversion, or into shares of any other class or series of the Corporation (hereinafter collectively called "conversion shares"), the following terms and provisions shall be applicable to all of such series, except as may be otherwise expressly provided in the terms of any such series.

                           (1) The maximum amount of Common Shares which may be authorized to be received upon conversion by the holders of any shares of a convertible series shall not exceed one Common Share for each share of such convertible series, subject to any adjustments which shall be required pursuant to any antidilution mechanism which the Directors may approve in respect of such convertible series.

                           (2) The holder of each share of a convertible series may exercise the conversion privilege in respect thereof by delivering to any transfer agent for the respective series the certificate for the share to be converted and written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the "conversion date". On the conversion date or as promptly thereafter as practicable the Corporation shall deliver to the holder of the stock surrendered for conversion, or as otherwise directed by such holder in writing, a certificate for the number of full conversion shares deliverable upon the conversion of such stock and a check or cash in respect of any fraction of a share as provided in subsection (3) of this Section. The person in whose name the stock certificate is to be registered shall be deemed to have become a holder of the conversion shares of record on the conversion date. No adjustment shall be made for any dividends on shares of stock surrendered for conversion or for dividends on the conversion shares delivered on conversion.

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                           (3)      The Corporation shall not be required to
                  deliver fractional shares upon conversion of shares of a convertible series. If more than one share of a convertible series shall be surrendered for conversion at one time by the same holder, the number of full conversion shares deliverable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a conversion share would otherwise be deliverable upon the conversion, the Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the closing price of the conversion share on the last business day before the conversion date.

                           (4) For the purpose of this Section, the "closing price of the conversion shares" on any business day shall be the last reported sales price per share on such day, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the New York Stock Exchange, or, if the conversion shares are not listed or admitted to the trading on such Exchange, on the principal national securities exchange on which the conversion shares are listed or admitted to trading as determined by the Directors, which determination shall be conclusive, or, if not listed or admitted to trading on any national securities exchange, as quoted by the automated quotation system of the National Association of Securities Dealers, Inc., or, if not so quoted, the mean between the average bid and asked prices per conversion share in the over-the-counter market as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Directors for that purpose; and "business day" shall be each day on which the New York Stock Exchange or other national securities exchange or automated quotation system or over-the-counter market used for purposes of the above calculation is open for trading.

                  (b) Upon conversion of any convertible series the stated capital of the conversion shares delivered upon such conversion shall be the aggregate par value of the shares so delivered having par value, or, in the case of conversion shares without par value, shall be an amount equal to the stated capital represented by each such share outstanding at the time of such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of the convertible series so converted and the stated capital of the conversion shares delivered upon such conversion.

                  (c) In case of any reclassification or change of outstanding conversion shares (except a split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value) , provision shall be made as part of the terms of such reclassification or change that the holder of each share of each convertible series then outstanding shall have the right to receive upon the conversion of such share, at the conversion rate or price which otherwise would be in effect at the time of conversion, with substantially the same protection against dilution as is provided in the terms of such convertible series, the same kind and amount of stock and other securities and property as such holder would have owned or have been entitled to receive upon the

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         happening of any of the events described above had such share been converted immediately prior to the happening of the event.

                  (d) In case the Corporation shall be consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of each share of each convertible series outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the corporation resulting from such consolidation or merger as shall be substantially equivalent to the conversion rights specified in the terms of such convertible series; provided, however, that the provisions of this subsection (d) shall be deemed to be satisfied if such consolidation or merger shall be approved by the holders of Class A Preferred Stock in accordance with the provisions of Section 5(d) of this Division A.

                  (e) The issue of stock certificates on conversions of shares of each convertible series shall be without charge to the converting shareholder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the registration of shares in any name other than that of the holder of the shares converted, and the Corporation shall not be required to deliver any such stock certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (f) The Corporation hereby reserves and shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or treasury shares, for the purpose of delivery upon conversion of shares of each convertible series, such number of conversion shares as shall from time to time be sufficient to permit the conversion of all outstanding shares of all convertible series of Class A Preferred Stock.

         SECTION 7. Definitions. For the purpose of this Division A:

                  (a) Whenever reference is made to shares "ranking prior to the Class A Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class A Preferred Stock.

                  (b) Whenever reference is made to shares "on a parity with the Class A Preferred Stock", such reference shall mean and include all shares of Class B Preferred Stock and all other shares of the Corporation in respect of which the rights of the holders thereof
         (i) are not given preference over the rights of the holders of Class A Preferred Stock either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class A Preferred Stock.

                  (c) Whenever reference is made to shares "ranking junior to the Class A Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Class A Preferred Stock.

                                 SUBDIVISION A-2

                      EXPRESS TERMS OF THE 3.25% REDEEMABLE
                        CUMULATIVE CONVERTIBLE PERPETUAL
                                 PREFERRED STOCK

         There is hereby established a series of Class A Preferred Stock to which the following provisions, in addition to the provisions of Division A of this Article Fourth ("DIVISION A"), shall be applicable:

         Section 1. Designation of Series. The stock shall be designated "3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock" (hereinafter called "SERIES A-2 PREFERRED STOCK").

         Section 2. Number of Shares. The number of shares of Series A-2 Preferred Stock shall be 172,500, which number the Board of Directors may decrease (but not below the number of shares of the series then outstanding).

         Section 3.  Certain Definitions.

         "ADJUSTMENT EVENT" shall have the meaning assigned to it in Section 9(n) of this Subdivision.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT MEMBERS" shall have the meaning assigned to it in Section 16(a) of this Subdivision.

         "ARTICLES OF INCORPORATION" means the Corporation's Articles of Incorporation, as amended.

          "BOARD OF DIRECTORS" means either the Board of Directors of the Corporation or any duly authorized committee of such Board.

         "BUSINESS DAY" means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

         "CLOSING SALE PRICE" of the Common Shares or other capital stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Shares or such other capital stock or similar equity interests are traded or, if the Common Shares or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Corporation will determine the Closing Sale Price on the basis it considers appropriate.

         "COMMON SHARE LEGEND" shall have the meaning assigned to it in Section 17(f) of this Subdivision.

         "COMMON SHARES" means any shares of stock of any class of the Corporation that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that are not subject to redemption by the Corporation. Subject to the provisions of Section 11 of this Subdivision, however, shares issuable on conversion of the Series A-2 Preferred Stock shall include only shares of the class designated as common shares of the Corporation as of January 20, 2004 (namely, the Common Shares, par value $1.00 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "CONVERSION AGENT" shall have the meaning assigned to it in Section 18(a) of this Subdivision.

         "CONVERSION DATE" shall have the meaning assigned to it in Section 8(b) of this Subdivision.

         "CONVERSION PRICE" per share of Series A-2 Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

         "CONVERSION RATE" per share of Series A-2 Preferred Stock means 16.1290 Common Shares, subject to adjustment pursuant to Section 9 of this Subdivision.

         "CONVERTIBLE SUBORDINATED DEBENTURES" shall have the meaning assigned to it in Section 10(a) of this Subdivision.

         "CORPORATION" means Cleveland-Cliffs Inc, and shall include any successor to such Corporation.

         "CURRENT MARKET PRICE" shall have the meaning assigned to it in Section 9(i) of this Subdivision.

         "DEPOSITARY" means DTC or its successor depositary.

         "DESIGNATED EVENT" means a Fundamental Change or a Termination of Trading.

         "DESIGNATED EVENT PURCHASE DATE" shall have the meaning assigned to it in Section 13(a) of this Subdivision.

         "DESIGNATED EVENT PURCHASE NOTICE" shall have the meaning assigned to it in Section 13(c) of this Subdivision.

         "DETERMINATION DATE" shall have the meaning assigned to it in Section 9(n) of this Subdivision.

         "DISTRIBUTED PROPERTY" shall have the meaning assigned to it in Section 9(d) of this Subdivision.

         "DIVIDEND PAYMENT DATE" means January 15, April 15, July 15 and October 15 each year, or if any such date is not a Business Day, on the next succeeding Business Day.

         "DIVIDEND PERIOD" shall mean the period beginning on, and including, a Dividend Payment Date (or, in the case of the first Dividend Period, the first date of original issuance of the Series A-2 Preferred Stock) and ending on, but excluding, the immediately succeeding Dividend Payment Date.

         "DIVIDEND RATE" shall have the meaning assigned to it in Section 4(a) of this Subdivision.

         "DIVISION A" shall have the meaning assigned to it in the preamble to this Subdivision.

         "DOLLARS" or "$" shall have the meaning assigned to it in Section 15 of this Subdivision.

         "DTC" shall mean The Depository Trust Company.

         "EXCHANGE" shall have the meaning assigned to it in Section 10(a) of this Subdivision.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE DATE" shall have the meaning assigned to it in Section 10(a) of this Subdivision.

         "EXCHANGE RIGHT" shall have the meaning assigned to it in Section 10(a) of this Subdivision.

         "EX-DIVIDEND DATE" shall have the meaning assigned to it in Section 9(d) of this Subdivision.

         "EXPIRATION TIME" shall have the meaning assigned to it in Section 9(g) of this Subdivision.

         "FAIR MARKET VALUE" shall have the meaning assigned to it in Section 9(i) of this Subdivision.

         "FUNDAMENTAL CHANGE" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Shares are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration that is not all or substantially all common shares that (a) are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (b) are approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "GLOBAL PREFERRED SHARE" shall have the meaning assigned to it in
Section 16(a) of this Subdivision.

         "GLOBAL SHARES LEGEND" shall have the meaning assigned to it in Section 16(a) of this Subdivision.

         "INDENTURE" shall have the meaning assigned to it in Section 10(a) of this Subdivision.

         "INITIAL PURCHASER" means Morgan Stanley & Co. Incorporated.

         "LIQUIDATED DAMAGES AMOUNT" shall have the meaning assigned to it in the Registration Rights Agreement.

         "LIQUIDATION PREFERENCE" shall have the meaning assigned to it in
Section 7 of this Subdivision.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "NON-ELECTING SHARE" shall have the meaning assigned to it in Section 11 of this Subdivision.

         "OFFICER" means the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.

         "OUTSTANDING" means, when used with respect to Series A-2 Preferred Stock, as of any date of determination, all shares of Series A-2 Preferred Stock outstanding as of such date; provided, however, that, if such Series A-2 Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to Division A and this Subdivision and the Paying Agent holds, in accordance with this Subdivision and Division A, money sufficient to pay the Redemption Price for the shares of Series A-2 Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of Series A-2 Preferred Stock shall cease to be outstanding; provided further that, in determining whether the holders of Series A-2 Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A-2 Preferred Stock owned by the Corporation shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A-2 Preferred Stock that the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

         "PAYING AGENT" shall have the meaning assigned to it in Section 18(a) of this Subdivision.

         "PERSON" means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or any other entity or organization, a government or political subdivision or an agency or instrumentality thereof.

         "PURCHASE PRICE" means an amount equal to 100% of the Liquidation Preference per share of Series A-2 Preferred Stock being purchased, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) and Liquidated Damages Amounts, if any, to, but excluding, the Designated Event Purchase Date; provided that if a Designated Event Purchase Date falls after a Record Date and on or prior to the corresponding Dividend Payment Date, the Purchase Price will only be an amount equal to the Liquidation Preference per share of Series A-2 Preferred Stock being purchased.

         "PURCHASED SHARES" shall have the meaning assigned to it in Section 9(g) of this Subdivision.

         "RECORD DATE" means with respect to the dividends payable on January 15, April 15, July 15 and October 15 of each year, January 1, April 1, July 1 and October 1 of each year, respectively, or such other record date that may be fixed by the Board of Directors and that will be not more than 60 nor fewer than ten days before the applicable Dividend Payment Date.

         "REDEMPTION DATE" means a date that is fixed for redemption of the Series A-2 Preferred Stock by the Corporation in accordance with Section 5 of this Subdivision.

         "REDEMPTION PRICE" means an amount equal to the Liquidation Preference per share of Series A-2 Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared) and Liquidated Damages Amounts, if any, to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and on or before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per share of Series A-2 Preferred Stock being redeemed.

         "REGISTRABLE SECURITIES" shall have the meaning assigned to it in
Section 17(d) of this Subdivision.

         "REGISTRAR" shall mean EquiServe Trust Company, N.A., or any successor thereto, as may be designated by the Board of Directors.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of January 21, 2004, between the Corporation and the Initial Purchaser relating to the Series A-2 Preferred Stock.

         "RESTRICTED SHARES LEGEND" shall have the meaning assigned to it in
Section 16(a) of this Subdivision.

         "RIGHTS" shall have the meaning assigned to it in Section 12 of this Subdivision.

         "RIGHTS AGREEMENT" means the Rights Agreement dated as of September 19, 1997 between the Corporation and EquiServe Trust Company, N.A.
(successor-in-interest to First Chicago Trust Company of New York), as Rights Agent.

         "RIGHTS PLAN" shall have the meaning assigned to it in Section 12 of this Subdivision.

         "RULE 144A" shall have the meaning assigned to it in Section 17(a) of this Subdivision.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES A-2 PREFERRED STOCK" shall have the meaning assigned to it in
Section 1 of this Subdivision.

         "SHELF REGISTRATION STATEMENT" shall have the meaning assigned to it in the Registration Rights Agreement.

         "SUBDIVISION" means this Subdivision A-2 of Article Fourth of the Articles of Incorporation.

         "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership
(i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "TERMINATION OF TRADING" will be deemed to have occurred if the Common Shares (or other Common Shares into which the Series A-2 Preferred Stock is then convertible) are neither listed for trading on a United States national or regional securities exchange nor approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices that is a successor thereto.

         "TRADING DAY" shall have the meaning assigned to it in Section 9(i) of this Subdivision.

         "TRADING PRICE" of the Series A-2 Preferred Stock, on any date of determination, means the average of the secondary market bid quotations obtained by the Corporation or a calculation agent appointed by the Corporation for 5,000 shares of Series A-2 Preferred Stock at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Corporation or such calculation agent selects; provided that if three such bids cannot reasonably be obtained by the Corporation or such calculation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Corporation or the calculation agent, that one bid shall be used; provided further that if the Corporation or such calculation agent cannot reasonably obtain at least one bid for 5,000 shares of Series A-2 Preferred Stock from a nationally recognized securities dealer, then the Trading Price per share of Series A-2 Preferred Stock shall be deemed to be less than 98% of the product of (a) the Conversion Rate on such date and (b) the Closing Sale Price of the Common Shares on such date.

         "TRANSFER AGENT" shall mean EquiServe Trust Company, N.A., or any successor thereto, as may be designated by the Board of Directors.

         "TRIGGER EVENT" shall have the meaning assigned to it in Section 9(d) of this Subdivision.

         Section 4. Dividends. Subject to the applicable express provisions of
                    Division A:

         (a) the dividend rate the (the "DIVIDEND RATE") for the Series A-2 Preferred Stock shall be 3.25% per share per annum of the Liquidation Preference per share of Series A-2 Preferred Stock. Cash dividends at such rate shall be payable, when and as declared by the Board of Directors, out of funds legally available therefor, in quarterly installments on each Dividend Payment Date, commencing April 15, 2004. Such dividends will accumulate from the most recent date as to which dividends have been paid or, if no dividends have been paid, from the first date of original issuance of the Series A-2 Preferred Stock and will be payable to holders of record as they appear on the stock books of the Corporation at the close of business on a Record Date. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months; and

         (b) if the Corporation fails to pay or to set apart funds to pay dividends on the Series A-2 Preferred Stock for any Dividend Period, then holders of Series A-2 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends at a Dividend Rate per annum equal to:

                  3.25% + (N * 0.02640625)%

                  where:

                  N = the number of Dividend Periods for which the Corporation has failed to pay or to set apart funds to pay dividends on the Series A-2 Preferred Stock,

for each subsequent Dividend Period until the Corporation has paid or provided for the payment of all dividends on the Series A-2 Preferred Stock for all Dividend Periods up to and including the Dividend Payment Date on which the accumulated and unpaid dividends are paid in full (such accumulated and unpaid dividends for each prior Dividend Period to be paid at a Dividend Rate calculated based on the formula set forth above, where N will be equal to the number of Dividend Periods for which the Corporation has failed to pay or to set apart funds to pay dividends on the Series A-2 Preferred Stock determined as of, and for, each prior Dividend Period).

         Section 5. Redemption Rights. Subject to the applicable express provisions of Division A, including, without limitation, Section 5(c) (iii) thereof, shares of Series A-2 Preferred Stock shall be redeemable by the Corporation in accordance with this Section 5.

         (a) The Corporation may not redeem any shares of Series A-2 Preferred Stock before January 20, 2009. On or after January 20, 2009, the Corporation shall have the option to redeem, subject to Section 5(c)(iii) of Division A and Section 5(k) of this Subdivision, some or all of the shares of Series A-2 Preferred Stock at the Redemption Price, but only if the Closing Sale Price of the Common Shares for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Corporation gives notice of such redemption pursuant to this Section 5 exceeds 135% of the Conversion Price in effect on each such Trading Day.

         (b) In the event the Corporation elects to redeem shares of Series A-2 Preferred Stock, the Corporation shall:

                  (i) send a written notice (which notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice) to the Registrar and Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 calendar days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);

                  (ii) send a written notice by first class mail to each holder of record of the Series A-2 Preferred Stock at such holder's registered address, not fewer than 30 nor more than 60 calendar days prior to the Redemption Date stating:

                           (A)      the Redemption Date;

                           (B) the Redemption Price and whether such Redemption Price will be paid in cash, Common Shares, or, if a combination thereof, the percentages of the Redemption Price that the Corporation will pay in cash and Common Shares;

                           (C)      the Conversion Price and the Conversion
                  Rate;

                           (D) the name and address of the Paying Agent and Conversion Agent;

                           (E) that shares of Series A-2 Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

                           (F) that holders who want to convert shares of the Series A-2 Preferred Stock must satisfy the requirements set forth in Section 5 of this Subdivision and in Section 6 of Division A;

                           (G) that shares of the Series A-2 Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                           (H) if fewer than all the Outstanding shares of the Series A-2 Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;

                           (I) that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Series A-2 Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

                           (J) the CUSIP number of the Series A-2 Preferred Stock; and

                           (K) any other information the Corporation wishes to present; and

                  (iii)    (A) issue a press release announcing such redemption,
         (B) publish the information set forth in Section 5(b)(ii) of this Subdivision once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, and (C) publish such information on the Corporation's website; it being understood that the form and content of such press release and such publications shall be determined by the Corporation in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the redemption notice or any of the proceedings for the redemption of any shares of Series A-2 Preferred Stock called for redemption.

         (c) The Redemption Price shall be payable, at the Corporation's election, in cash, Common Shares, or a combination of cash and Common Shares; provided that the Corporation shall not be permitted to pay the Redemption Price in Common Shares or a combination of Common Shares and cash unless:

                  (i) the Corporation shall have given timely notice pursuant to Section 5(b) of this Subdivision of its intention to purchase all or a specified percentage of the Series A-2 Preferred Stock with Common Shares as provided herein;

                  (ii) the Corporation shall have registered such Common Shares under the Securities Act and the Exchange Act, if required;

                  (iii) any necessary qualification or registration under applicable state securities laws has been obtained; and

                  (iv) the Common Shares (including the Common Shares delivered pursuant to this Section 5) have been approved for listing on a national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association.

If the foregoing conditions are not satisfied with respect to any holder or holders of Series A-2 Preferred Stock prior to the close of business on the last day prior to the Redemption Date and the Corporation has elected to purchase the Series A-2 Preferred Stock pursuant to this Section through the issuance of Common Shares, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Redemption Price of the Series A-2 Preferred Stock of such holder or holders in cash.

         (d) Payment of the specified portion of the Redemption Price in Common Shares pursuant to Section 5(c) of this Subdivision shall be made by the issuance of a number of Common Shares equal to the quotient obtained by dividing
(i) the portion of the Redemption Price to be paid in Common Shares by (ii) 97.5% of the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days ending on the fifth Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence during such period of any event described in Section 9 of this Subdivision). The Corporation shall not issue fractional Common Shares in payment of the Redemption Price. Instead, the Corporation shall pay cash based on the Closing Sale Price of the Common Shares on the Redemption Date for all fractional shares. If a holder of Series A-2 Preferred Stock delivers more than one share of Series A-2 Preferred Stock for redemption, the number of Common Shares shall be based on the aggregate number of shares of Series A-2 Preferred Stock to be redeemed. Upon determination of the actual number of Common Shares to be issued upon redemption of the Series A-2 Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Corporation, Inc. or Bloomberg Business News containing this information and publish the information on the Corporation's website or through such other public medium as the Corporation may use at that time.

         (e) If the Corporation gives notice of redemption, then the Corporation shall, on the Redemption Date, before 12:00 p.m., New York City time, to the extent funds are legally available, with respect to:

                  (i) shares of the Series A-2 Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash or Common Shares, as applicable, sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series A-2 Preferred Stock; and

                  (ii) shares of the Series A-2 Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Transfer Agent cash or Common Shares, as applicable, sufficient to pay the Redemption Price and shall give the Transfer Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series A-2 Preferred Stock upon surrender of the certificates evidencing the shares of the Series A-2 Preferred Stock.

         (f) If on the Redemption Date, DTC and the Transfer Agent hold money or Common Shares, as applicable, sufficient to pay the Redemption Price for the shares of Series A-2 Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series A-2 Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 5.

         (g) Payment of the Redemption Price for shares of the Series A-2 Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Series A-2 Preferred Stock, together with necessary endorsements, to the Transfer Agent, or to the Transfer Agent's account at DTC, at any time after delivery of the notice of redemption. The Corporation shall be entitled to retain any interest, yield or gain as funds deposited with the Transfer Agent pursuant to this Section 5 in excess of the amounts required to pay the Redemption Price. Payment of the Redemption Price for the Series A-2 Preferred Stock will be made (i) if book-entry transfer of or physical delivery of the Series A-2 Preferred Stock has been made by or on the Redemption Date, on the Redemption Date, or (ii) if book-entry transfer of or physical delivery of the Series A-2 Preferred Stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the Series A-2 Preferred Stock. If any shares of Series A-2 Preferred Stock selected for partial redemption are submitted for conversion in part after such selection, such shares submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. If any shares of Series A-2 Preferred Stock called for redemption are converted pursuant to
Section 8 of this Subdivision prior to the Redemption Date, any money or Common Shares deposited with the Transfer Agent or so segregated and held in trust for the redemption of such shares of Series A-2 Preferred Stock shall be paid or delivered to the Corporation upon its written request, or, if then held by the Corporation, shall be discharged from such trust.

         (h) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Series A-2 Preferred Stock at the close of business on that Record Date shall be entitled to receive the full dividend payable on those shares on the corresponding Dividend Payment Date. The Redemption Price payable on such Redemption Date will include only the Liquidation Preference but will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

         (i) If fewer than all the Outstanding shares of Series A-2 Preferred Stock are to be redeemed, the Corporation shall select, pro rata or by lot, the shares to be redeemed in such manner as shall be prescribed by the Board of Directors.

         (j) Upon surrender of a certificate or certificates representing shares of the Series A-2 Preferred Stock that is or are redeemed in part, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Series A-2 Preferred Stock in an amount equal to the unredeemed portion of the shares of Series A-2 Preferred Stock surrendered for partial redemption.

         (k) Notwithstanding the foregoing provisions of this Section 5 and subject to the provisions of Section 5(c)(iii) of Division A, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Series A-2 Preferred Stock have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Series A-2 Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Series A-2 Preferred Stock and any shares of stock of all classes ranking on parity with the Series A-2 Preferred Stock.

         Section 6. No Sinking Fund. The Series A-2 Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

         Section 7. Liquidation. Subject to the applicable express provisions of Division A, the holders of the Series A-2 Preferred Stock shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to the Class A Preferred Stock, the amount of $1,000.00 per share (the "Liquidation Preference"), plus an amount equal to (i) all then accrued and unpaid dividends thereon for all Dividend Payment Dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date of payment is not a Dividend Payment Date, a proportionate dividend, based on the number of elapsed days, for the period from the most recent Dividend Payment Date to but excluding the date of payment of the amount due pursuant to such liquidation, dissolution or winding up.

         Section 8. Conversion Rights. (a) Right to Convert. Subject to the applicable express provisions of Division A, each share of Series A-2 Preferred Stock shall be convertible in accordance with, and subject to, this Section 8, into a number of fully paid and non-assessable Common Shares (as such shares shall then be constituted) equal to the Conversion Rate in effect at such time. The Series A-2 Preferred Stock shall be convertible only upon any of the events, and for the period, specified in the following clauses (i) through (iv) below. Notwithstanding the foregoing, if any shares of Series A-2 Preferred Stock are to be redeemed pursuant to Section 5 of this Subdivision, such conversion right shall cease and terminate, as to the shares of the Series A-2 Preferred Stock to be redeemed, at 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein. Whenever the Series A-2 Preferred Stock shall become convertible pursuant to this Section 8, the Corporation, or, at the Corporation's request, the Transfer Agent in the name and at the expense of the Corporation, shall notify the holders of the event triggering such convertibility, and the Corporation shall also issue a press release and publish such information on its website on the World Wide Web. Any notice so given shall be conclusively presumed to have been given, whether or not the holder receives such notice. Shares of Series A-2 Preferred Stock in respect of which a holder is electing to exercise its option to require the Corporation to repurchase such holder's Series A-2 Preferred Stock upon a Designated Event pursuant to Section 13 of this Subdivision may be converted only if such holder withdraws its election in accordance with Section 13 of this Subdivision. A holder of Series A-2 Preferred Stock is not entitled to any rights of a holder of Common Shares until such holder has converted its Series A-2 Preferred Stock into Common Shares, and only to the extent such Series A-2 Preferred Stock is deemed to have been converted into Common Shares under this
Section 8. Holders of the Series A-2 Preferred Stock shall not have any right to receive dividends declared by the Corporation on the Common Shares, unless the record date for the payment of such dividends falls on or after the Conversion Date for such holder's shares of Series A-2 Preferred Stock. Notwithstanding any provision herein to the contrary, no holder of Series A-2 Preferred Stock may convert a number of shares of such Series A-2 Preferred Stock if, as a result of such conversion, the Common Shares held by such holder immediately after conversion, together with all other Common Shares owned by such holder, would entitle such holder to exercise or direct the exercise of 20% or more of the voting power in the election of the

Corporation's directors unless such holder complies with section 1701.831 of the Ohio Revised Code or any applicable successor provision.

                  (i) Conversion Rights Based on Common Share Price. During any fiscal quarter after the fiscal quarter ending March 31, 2004 (and only during such fiscal quarter), the Series A-2 Preferred Stock may be surrendered for conversion into Common Shares, if, as of the last day of the immediately preceding fiscal quarter of the Corporation, the Closing Sale Price of the Common Shares for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such fiscal quarter is more than 110% of the Conversion Price as of the last day of such preceding fiscal quarter. If this condition is not satisfied at the end of any fiscal quarter of the Corporation, then conversion pursuant to this Section 8(a)(i) will not be permitted in the following fiscal quarter. The Corporation shall determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 8(a)(i) whether the Closing Sale Price exceeds 110% of the Conversion Price and whether the Series A-2 Preferred Stock shall be convertible as a result of the occurrence of the event set forth in this Section 8(a)(i).

                  (ii) Conversion Rights Upon Notice of Redemption. If any Series A-2 Preferred Stock has been called for redemption pursuant to
         Section 5 of this Subdivision, such Series A-2 Preferred Stock may be converted at any time on or after the date the notice of redemption has been given under Section 5(b) of this Subdivision and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price with respect to such shares.

                  (iii) Conversion Rights Upon Occurrence of Certain Corporate Transactions.

                           (A)      If the Corporation is a party to a
                  consolidation, merger, binding share exchange or sale of all or substantially all of its assets, in each case, pursuant to which Common Shares would be converted into cash, securities or other property, each share of Series A-2 Preferred Stock may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction (or, if such consolidation, merger, binding share exchange or sale also constitutes a Designated Event, until the Designated Event Purchase Date), and, at the effective time, the right to convert a Series A-2 Preferred Stock into Common Shares shall be changed into a right to convert such Series A-2 Preferred Stock into the kind and amount of cash, securities or other property of the Corporation or another Person that the holder would have received if the holder had converted such Series A-2 Preferred Stock immediately prior to the transaction.

                           (B) If the Corporation distributes to all holders of Common Shares (1) rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, Common Shares at less than the average Closing Sale Price for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution, or (2) cash, assets, debt securities or rights to purchase the Corporation's securities, which distribution has a Fair Market Value per Common Share exceeding 5% of the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Series A-2 Preferred Stock may be surrendered for conversion on the date that the Corporation gives notice to the holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Date for such distribution, and the Series A-2 Preferred Stock may be surrendered for conversion at any time thereafter until the earlier of close of business on the Business Day immediately preceding the Ex-Dividend Date and the date the Corporation announces that such dividend or distribution will not take place. Notwithstanding the foregoing, holders shall not have the right to surrender shares of Series A-2 Preferred Stock for conversion pursuant to this Section 8(a)(iii)(B), and no adjustment to the Conversion Rate will be made, if all holders of the Series A-2 Preferred Stock will otherwise participate, on the same basis as a holder of Common Shares, in the distribution described above without first converting Series A-2 Preferred Stock into Common Shares.

                  (iv) Conversion Upon Satisfaction of Trading Price Condition. The Series A-2 Preferred Stock may be surrendered for conversion any time during the five Business Day period after any five consecutive Trading Day period in which the Trading Price for each day of such five Trading Day period was less than 98% of the product of the Closing Sale Price and the Conversion Rate in effect on each such Trading Day. The Corporation shall determine whether the Series A-2 Preferred Stock may be converted pursuant to this Section 8(a)(iv) based on Trading Prices obtained from three independent nationally known securities dealers. The Corporation shall have no obligation to determine the Trading Price unless a holder of Series A-2 Preferred Stock provides it with reasonable evidence that the Trading Price was less than 98% of the product of the Closing Sale Price and the then-current Conversion Rate. If such evidence is provided, the Corporation shall determine the Trading Price of the Series A-2 Preferred Stock beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Closing Sale Price and the then current Conversion Rate.

         (b) Conversion Procedures. (i) Conversion of shares of the Series A-2 Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Transfer Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Series A-2 Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Series A-2 Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (B) if required pursuant to
Section 8(c) of this Subdivision funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Common Shares in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of shares of the Series A-2 Preferred Stock pursuant hereto. The conversion of the Series A-2 Preferred Stock will be deemed to have been made on the date (the "Conversion Date") such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). Promptly (but no later than two Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full Common Shares to which the holder of shares of the Series A-2 Preferred Stock being converted (or such holder's transferee) shall be entitled, and (ii) if less than the full number of shares of the Series A-2 Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the Conversion Date, the rights of the holder of the Series A-2 Preferred Stock as to the shares being converted shall cease except for the right to receive Common Shares, and the Person entitled to receive the Common Shares shall be treated for all purposes as having become the record holder of such Common Shares at such time.

                  (ii) Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, Notices of Conversion may be delivered and shares of the Series A-2 Preferred Stock representing beneficial interests in respect of such Global Preferred Shares may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

         (c) Dividend and Other Payments Upon Conversion. (i) If a holder of shares of Series A-2 Preferred Stock exercises conversion rights, upon delivery of the shares for conversion, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Series A-2 Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Series A-2 Preferred Stock shall be cancelled. Shares of the Series A-2 Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date. A holder of shares of the Series A-2 Preferred Stock on a Record Date who converts such shares into Common Shares on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series A-2 Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Series A-2 Preferred Stock for conversion.

                  (ii) Notwithstanding the foregoing, if shares of the Series A-2 Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Series A-2 Preferred Stock for redemption during such period, or the Corporation has designated a Designated Event Purchase Date during such period, then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Series A-2 Preferred Stock for conversion.

         (d) Fractional Shares. In connection with the conversion of any shares of the Series A-2 Preferred Stock, no fractional Common Shares shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Shares on the Conversion Date, rounded to the nearest whole cent.

         (e) Total Shares. If more than one share of the Series A-2 Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of Common Shares issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series A-2 Preferred Stock so surrendered.

         (f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Shares. The Corporation shall:

                  (i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Series A-2 Preferred Stock such number of its authorized but unissued Common Shares or treasury shares as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Series A-2 Preferred Stock;

                  (ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A-2 Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any Common Shares to be provided for the purpose of conversion of the Series A-2 Preferred Stock hereunder); and

                  (iii) ensure that all Common Shares delivered upon conversion of the Series A-2 Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

         Section 9. Adjustments To The Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

         (a) In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction,

                  (i) the numerator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution plus the total number of Common Shares constituting such dividend or other distribution; and

                  (ii) the denominator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 9(a) of this Subdivision is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Corporation shall issue rights or warrants to all holders of its outstanding Common Shares entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase Common Shares at a price per share less than the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction,

                  (i) the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the total number of additional Common Shares offered for subscription or purchase, and

                  (ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days immediately preceding the declaration date for such distribution.

         Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at a price less than the average of the Closing Sale Prices of the Common Shares for the ten
(10) consecutive Trading Days
immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares of any class of capital stock of the Corporation or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 9(b) of this Subdivision, and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 9(a) of this Subdivision) (any of the foregoing hereinafter in this Section 9(d), called the "DISTRIBUTED PROPERTY"), then, in each such case (unless the Corporation elects to reserve such Distributed Property for distribution to the holders of Series A-2 Preferred Stock upon the conversion of the Series A-2 Preferred Stock so that any such holder converting Series A-2 Preferred Stock will receive upon such conversion, in addition to the Common Shares to which such holder is entitled, the amount and kind of such Distributed Property that such holder would have received if such holder had converted its Series A-2 Preferred Stock into Common Shares immediately prior to the Record Date for such distribution of the Distributed Property) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such Record Date; and

                  (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A-2 Preferred Stock shall have the right to receive on the date of such dividend or distribution the amount of Distributed Property such holder would have received had such holder converted each share of Series A-2 Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

         Notwithstanding the foregoing, if the Distributed Property distributed by the Corporation to all holders of its Common Shares consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit (unless such capital stock or similar equity interests are distributed to the holders of Series A-2 Preferred Stock in such distribution as if such holders had converted their shares of Series A-2 Preferred Stock into Common Shares), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Shares for the ten
         (10) consecutive Trading Days commencing on and including the fifth Trading Day after the first date on which the Common Shares trade, regular way, without the right to receive such distribution, on the New York Stock Exchange, Nasdaq or such other national or regional exchange or market on which such securities are then listed or quoted (the "EX-DIVIDEND DATE") plus (B) the average of the Closing Sale Prices of the securities distributed in respect of each Common Share for the ten
         (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

                  (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective ten (10) Trading Days after the effective date of such distribution of capital stock of, or similar equity interests in, a Subsidiary or other business unit; provided that the Corporation may in lieu of the foregoing adjustment make adequate provision so that each holder of Series A-2 Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share of Series A-2 Preferred Stock on the Record Date with respect to such distribution; and provided further that if (x) the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the average of the Closing Sale Prices of the securities distributed in respect of each Common Share for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date is less than $1.00, then the adjustment provided by for by this paragraph shall not be made and in lieu thereof the provisions of the first paragraph of this Section 9(d) shall apply to such distribution. In any case in which this paragraph is applicable, Section 9(a), Section 9(b) of this Subdivision and the first paragraph of this Section 9(d) shall not be applicable.

         Rights or warrants distributed by the Corporation to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 9(d) (and no adjustment to the Conversion Rate under this Section 9(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9(d). If any such right or warrant, including any such existing rights or warrants distributed prior to January 20, 2004, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         No adjustment of the Conversion Rate shall be made pursuant to this
Section 9(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Corporation for distribution to holders of Series A-2 Preferred Stock upon conversion by such holders of Series A-2 Preferred Stock to Common Shares.

         For purposes of this Section 9(d) and Section 9(a) and Section 9(b) of this Subdivision, any dividend or distribution to which this Section 9(d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Shares or rights or warrants (and any Conversion Rate adjustment required by this Section 9(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Rate adjustment required by Section 9(a) and Section 9(b) of this Subdivision with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 9(a) and Section 9(b) of this Subdivision and (B) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution" or "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 9(a) of this Subdivision.

         (e) Subject to the provisions of Section 6(c) of Division A, the reclassification of Common Shares into securities including securities other than Common Shares (other than any reclassification upon an event to which Section 11 of this Subdivision applies) shall be deemed to involve (a) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "Record Date" within the meaning of Section 9(d) of this Subdivision), and
(b) a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 9(c) of this Subdivision).

         (f) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such record date; and

                  (ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed applicable to one Common Share,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A-2 Preferred Stock shall have the right to receive on the date of such dividend or distribution the amount of cash such holder would have received had such holder converted each share of Series A-2 Preferred Stock on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (g) In case a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended up to the expiration thereof) shall require the payment to shareholders of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  (h) In case of a tender or exchange offer made by a Person other than the Corporation or any Subsidiary for an amount that increases the offeror's ownership of Common Shares to more than twenty-five percent (25%) of the Common Shares outstanding and shall involve the payment by such Person of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the Expiration Time exceeds the Closing Sale Price of the Common Shares on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 9(h) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Corporation to engage in a consolidation or merger or a sale of substantially all of its assets.

         (i) For purposes of this Section 9, the following terms shall have the meaning indicated:

                  (i) "CURRENT MARKET PRICE" shall mean the average of the daily Closing Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance, distribution, subdivision or combination requiring such computation. For purposes of this paragraph, the term "EX DATE" (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         If another issuance, distribution, subdivision or combination to which
         Section 9 of this Subdivision applies occurs during the period applicable for calculating "CURRENT MARKET PRICE" pursuant to the definition in the preceding paragraph, "CURRENT MARKET PRICE" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Shares during such period.

                  (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (iv) "TRADING DAY" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on Nasdaq or, if the applicable security is not quoted on Nasdaq, on the principal other market on which the applicable security is then traded.

         (j) The Corporation may make such increases in the Conversion Rate, in addition to those required by Section 9(a), (b), (c), (d), (e), (f),
(g) or (h) of this Subdivision as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series A-2 Preferred Stock and file with the Conversion Agent a notice of the increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (k) All calculations under Section 8 and Section 9 of this Subdivision shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share (or if there is not a nearest one-ten thousandth of a share, to the next lower one-ten thousandth of a share), as the case may be. No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) therein; provided, however, that any adjustments that by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Debentures, the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Shares at such adjusted Conversion Rate.

         (l)      No adjustment need be made:

                  (i) upon the issuance of Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the

         Corporation and the investment of additional optional amounts in Common Shares under any plan;

                  (ii) upon the issuance of Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any Subsidiary;

                  (iii) upon the issuance of Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the date the Series A-2 Preferred Stock was first issued;

                  (iv)     for a change in the par value of the Common Shares;

                  (v) for any repurchases by the Corporation of Common Shares not expressly described in this Section 9; or

                  (vi)     for accrued and unpaid dividends.

         To the extent the Series A-2 Preferred Stock becomes convertible into cash, assets, property or securities (other than capital stock of the Corporation or any other Person), no adjustment need be made thereafter as to the cash, assets, property or securities. Interest will not accrue on any cash into which the Series A-2 Preferred Stock is convertible.

         (m) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until an officer of the Conversion Agent shall have received such Officers' Certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Rate to the holders of record of the Series A-2 Preferred Stock at their address in the register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (n) In any case in which this Section 9 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 9(a) of this Subdivision, (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 9(b) of this Subdivision, or (4) the Expiration Time for any tender or exchange offer pursuant to Section 9(g) of this Subdivision, (each a "DETERMINATION DATE"), the Corporation may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any shares of Series A-2 Preferred Stock converted after such Determination Date and before the occurrence of such Adjustment Event the additional Common Shares or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to
Section 8(d) of this Subdivision. For purposes of this Section 9(n), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the occurrence of such event,

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                  (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

         (o) For purposes of this Section 9, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Corporation will not pay any dividend or make any distribution on Common Shares held in the treasury of the Corporation.

         Section 10. Exchange Provisions. (a) Subject to the limitations set forth below and subject to the applicable express provisions of Division A, including without limitation, Section 5(c)(iii) of Division A, the Corporation will have the right (the "EXCHANGE RIGHT"), if the Corporation has legally available funds, to require all holders of Outstanding Series A-2 Preferred Stock to exchange their Series A-2 Preferred Stock for the Corporation's convertible subordinated debentures (the "CONVERTIBLE SUBORDINATED DEBENTURES") having a principal amount per Convertible Subordinated Debenture equal to the Liquidation Preference of the Series A-2 Preferred Stock, and having a conversion price, conversion rate and interest rate equal to the Conversion Price, Conversion Rate and Dividend Rate for the Series A-2 Preferred Stock so exchanged (the "EXCHANGE") and a maturity date of the thirtieth anniversary of the Exchange Date. The Convertible Subordinated Debentures will be issued under an indenture substantially in the form of Exhibit A to this Subdivision (the "INDENTURE"). The Corporation will only be able to exercise the Exchange Right if:

                  (i) on the Exchange Date, the holders of Series A-2 Preferred Stock are not entitled to convert their Series A-2 Preferred Stock into Common Shares pursuant to Section 8 of this Subdivision;

                  (ii) the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the Exchange Date does not exceed the Conversion Price on such Trading Day;

                  (iii) the Corporation has legally available funds for such Exchange;

                  (iv) the Corporation has paid, or provided for the payment of, all dividends on the Series A-2 Preferred Stock, and all Liquidated Damages Amounts, if any, for all Dividend Periods ending on or prior to the Exchange Date; and

                  (v) the Corporation has entered into an Indenture substantially in the form of Exhibit A to this Subdivision with a trustee eligible pursuant to the Trust Indenture Act to act as such, that is a national association or other entity having corporate trust powers, that is organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and that has a combined capital and surplus of at least $100,000,000 (or if such person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $100,000,000) and is otherwise eligible. If such person publishes reports of condition at least annually, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published;

                  (vi) the Corporation delivers to the trustee a certificate of one of its executive officers and an opinion of legal counsel, in substantially the form attached hereto as Exhibit G.

         The Corporation may only exercise the Exchange Right in whole and not in part.

         (b) If the Corporation exercises the Exchange Right, the Corporation will provide notice to the trustee and each holder of record of the Series A-2 Preferred Stock not less than 30 nor more than 60 calendar days preceding the date the Corporation desires the Exchange to be effective (the "EXCHANGE DATE"). The exchange notice shall state: (i) the Corporation's election to exercise the Exchange Right, (ii) a description of the type and amount of Convertible Subordinated Debentures to be delivered in respect of the Series A-2 Preferred Stock, the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, including any procedures applicable to an Exchange to be accomplished through book-entry transfers, (iii) the Exchange Date and (iv) that dividends on the shares of Series A-2 Preferred Stock to be exchanged shall cease to accrue on such Exchange Date whether or not certificates for shares of Series A-2 Preferred Stock are surrendered for exchange on such Exchange Date unless the Corporation shall default in the delivery of the Convertible Subordinated Debentures or the conditions for Exchange set forth above in Section 10(a) of this Subdivision have not been satisfied as of the Exchange Date. No failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of the Series A-2 Preferred Stock to be exchanged except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The Corporation will cause the Convertible Subordinated Debentures to be delivered to the trustee in preparation for the Exchange no later than five Business Days prior to the Exchange Date.

         (c) If the Corporation exercises the Exchange Right, delivery of the Convertible Subordinated Debentures to the holders of the Series A-2 Preferred Stock to be exchanged will be conditioned upon delivery of the certificates representing, or other indicia of ownership of, or book-entry transfer of such Series A-2 Preferred Stock (together with any necessary endorsements) to the trustee at any time (whether prior to, on or after the applicable Exchange Date) after notice of the exercise of the Exchange Right is given to the trustee. In such event, such Convertible Subordinated Debentures will be delivered to each holder of record of Series A-2 Preferred Stock to be exchanged no later than the later of (i) the Exchange Date or (ii) the time of delivery or transfer of the certificates representing, or other indicia of ownership of, or book-entry transfer of such Series A-2 Preferred Stock to the trustee.

         (d) If, following any exercise of the Exchange Right, the trustee holds Convertible Subordinated Debentures in respect of all the Outstanding Series A-2 Preferred Stock, then at the close of business on such Exchange Date, whether or not the certificates representing, or other indicia of ownership of, or book-entry transfer of such Series A-2 Preferred Stock are delivered to the trustee, (i) the Corporation will become the owner and record holder of such Series A-2 Preferred Stock, (ii) the holders of such Series A-2 Preferred Stock shall have no further rights with respect to the Series A-2 Preferred Stock other than the right to receive the Convertible Subordinated Debentures upon delivery of the certificates representing, or other indicia of ownership of, or book-entry transfer of such Series A-2 Preferred Stock, (iii) dividends on the Series A-2 Preferred Stock to be exchanged will cease to accrue on the Exchange Date whether or not certificates for shares of Series A-2 Preferred Stock are surrendered for exchange on the Exchange Date and (iv) the Depository or its nominee, as the record holder of the Series A-2 Preferred Stock, will exchange the global certificate or certificates representing the Series A-2 Preferred Stock for a global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such Exchange. In the event that delivery of the Convertible Subordinated Debentures due on the Exchange Date is improperly withheld or is refused and not paid by the trustee or by the Corporation, distributions on the Series A-2 Preferred Stock will continue to accrue from the Exchange Date to the actual date of delivery.

         (e) The aggregate principal amount of the Convertible Subordinated Debentures will be limited to the aggregate Liquidation Preference of the Series A-2 Preferred Stock Outstanding on the effective date of the Exchange. Notwithstanding anything herein to the contrary, the Convertible Subordinated Debentures will be issued in denominations equal to integral multiples of the Liquidation Preference of one share of Series A-2 Preferred Stock as of the effective date of the Exchange.

         (f) If the conditions to exercising the Exchange Right set forth in Section 10(a) of this Subdivision have not been satisfied as of the Exchange Date, the Corporation will be prohibited for making the Exchange and the Exchange will not be consummated. In such case, the Corporation will (i) issue a press release indicating that such conditions have not been satisfied and that the Exchange will not be consummated, and (ii) publish such information on the Corporation's website on the World Wide Web. Thereafter, the Corporation again will have the right to exercise the Exchange Right in accordance with the provisions of this Section 10.

         Section 11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. Subject to the applicable express provisions of Division A, if any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a subdivision or combination to which Section 9(c) of this Subdivision applies or a change in par value), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then each share of Series A-2 Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of such Series A-2 Preferred Stock (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Series A-2 Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 11 the kind and amount of stock other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. If this Section 11 applies to any event of occurrence, Section 9 of this Subdivision shall not apply.

         Section 12. Rights Issued in Respect of Common Shares Issued Upon Conversion. Each Common Share issued upon conversion of the Series A-2 Preferred Stock shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, including without limitation, the rights under the Rights Agreement (collectively, the "RIGHTS"), if any, that Common Shares are entitled to receive and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (in each case, a "RIGHTS PLAN"). Provided that such Rights Plan requires that each Common Share issued upon conversion of Series A-2 Preferred Stock at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Subdivision, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 9(d) of this Subdivision upon the separation of the Rights from the Common Shares.

         Section 13. Designated Event. Subject to the applicable express provisions of Division A:

         (a) Repurchase Right. If there shall occur a Designated Event, subject to Section 5(c)(iii) of Division A, shares of Series A-2 Preferred Stock shall be purchased by the Corporation at the option of the holders thereof as of the date (the "DESIGNATED EVENT PURCHASE DATE") specified by the Corporation that is 30 calendar days after the Corporation has mailed written notice of such Designated Event to holders of the Series A-2 Preferred Stock as set forth in
Section 13(b) of this Subdivision, subject to satisfaction by or on behalf of any holder of the requirements set forth in Section 13(c) of this Subdivision. If such 30th calendar day is not a Business Day, the Designated Event Purchase Date will be the next succeeding Business Day.

The Purchase Price shall be paid, at the option of the Corporation, in cash, Common Shares, or any combination thereof; provided that the Corporation shall not be permitted to pay all or any portion of the Purchase Price in Common Shares unless:

                  (i) the Corporation shall have given timely notice pursuant to Section 13(b) of this Subdivision hereof of its intention to purchase all or a specified percentage of the shares of Series A-2 Preferred Stock with Common Shares as provided herein;

                  (ii) the Corporation shall have registered such Common Shares under the Securities Act and the Exchange Act, in each case, if required;

                  (iii) any necessary qualification or registration under applicable state securities laws has been obtained; and

                  (iv) the Common Shares (including the Common Shares delivered pursuant to this Section 13) have been approved for listing on a national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association.

provided further that if the Corporation shall be prohibited under any agreements applicable to it from paying the Purchase Price in cash, or an event of default (howsoever described) shall arise under any such agreement upon the payment of the Purchase Price in cash, then, notwithstanding any notice by the Corporation to the contrary, the Corporation shall, to the extent not prohibited by such agreements and applicable law, pay the Purchase Price in Common Shares or, in the case of a merger in which the Corporation is not the surviving Person, common stock of the surviving Person or its direct or indirect parent. If the foregoing conditions to pay the Purchase Price in Common Shares are not satisfied with respect to any holder or holders of Series A-2 Preferred Stock prior to the close of business on the last day prior to the Designated Event Purchase Date, and the Corporation has elected to purchase the Series A-2 Preferred Stock pursuant to this Section through the issuance of Common Shares, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Purchase Price of the Series A-2 Preferred Stock of such holder or holders in cash to the extent not prohibited by such agreement or applicable law.

         (b) Notice to Holders. Within 15 calendar days after the occurrence of a Designated Event, the Corporation shall mail a written notice of the Designated Event to each holder of record of the Series A-2 Preferred Stock at its address shown in the register of the Registrar (and to the beneficial owners as required by applicable law) as of the date of the Designated Event, issue a press release containing such notice and publish such notice on its website on the World Wide Web. The notice shall include the form of a Designated Event Purchase Notice to be completed by the holder and shall state:

                  (i)      the events causing such Designated Event;

                  (ii)     the date of such Designated Event;

                  (iii) the date by which the Designated Event Purchase Notice pursuant to this Section 13(b) must be given;

                  (iv) the Purchase Price that will be payable with respect to the shares of Series A-2 Preferred Stock as of the Designated Event Purchase Date, and whether such Purchase Price will be paid in cash, Common Shares, or, if a combination thereof, the percentages of the Purchase Price in respect of which the Corporation will pay in cash and Common Shares;

                  (v)      the Designated Event Purchase Date;

                  (vi) the name and address of the Paying Agent and Conversion Agent;

                  (vii)    the Conversion Rate and any adjustments thereto;

                  (viii)   the CUSIP number of the Series A-2 Preferred Stock;

                  (ix) that Series A-2 Preferred Stock as to which a Designated Event Purchase Notice has been given may be converted into Common Shares pursuant to this Subdivision only to the extent that the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Subdivision;

                  (x) the procedures that the holder of Series A-2 Preferred Stock must follow to exercise rights under this Section 13; and

                  (xi) the procedures for withdrawing a Designated Event Purchase Notice, including a form of notice of withdrawal.

If any of the A-2 Preferred Stock is in the form of Global Preferred Shares, then the Corporation shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Preferred Shares.

         (c) Conditions to Purchase. (i) A holder of shares of Series A-2 Preferred Stock may exercise its rights specified in Section 13(a) of the Subdivision upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Series A-2 Preferred Stock (attached as Exhibit E hereto) and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Preferred Shares, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "DESIGNATED EVENT PURCHASE NOTICE") to any Transfer Agent at any time prior to the close of business on the Business Day immediately before the Designated Event Purchase Date.

                  (ii) The delivery of such share of Series A-2 Preferred Stock to the Transfer Agent (together with all necessary endorsements) at the office of such Transfer Agent shall be a condition to the receipt by the holder of the Designated Event Purchase Price.

                  (iii) Any purchase by the Corporation contemplated pursuant to the provisions of this Section 13 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Designated Event Purchase Date and the time of delivery of such share of Series A-2 Preferred Stock to the Transfer Agent in accordance with this Section 13(c).

         (d) Withdrawal of Designated Event Purchase Notice. Notwithstanding anything herein to the contrary, any holder of Series A-2 Preferred Stock delivering to a Transfer Agent the Designated Event Purchase Notice shall have the right to withdraw such Designated Event Purchase Notice in whole or as to a portion thereof that is a share of Series A-2 Preferred Stock or an integral multiple thereof at any time prior to the close of business on the Business Day before the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Transfer Agent in accordance with provisions of this Section 13(d). The Transfer Agent shall promptly notify the Corporation of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof. A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Transfer Agent in accordance with the Designated Event Purchase Notice at any time prior to the close of business on the Business Day prior to the applicable Designated Event Purchase Date specifying:

                  (i) the number of shares of Series A-2 Preferred Stock, in integral multiples, with respect to which such notice of withdrawal is being submitted;

                  (ii) if certificated shares of Series A-2 Preferred Stock have been issued, the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary; and

                  (iii) the number of shares of Series A-2 Preferred Stock, if any, that remain subject to the original Designated Event Purchase Notice and have been or will be delivered for purchase by the Corporation.

The Transfer Agent will promptly return to the respective holders thereof any shares of Series A-2 Preferred Stock with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Subdivision, in which case, upon such return, the Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         (e) Global Preferred Shares. Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, any Designated Event Purchase Notice may be delivered or withdrawn and the shares of Series A-2 Preferred Stock in respect of such Global Preferred Shares may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

         (f) Effect of Designated Event Purchase Notice. Upon receipt by the Transfer Agent of the Designated Event Purchase Notice, the holder of the shares of Series A-2 Preferred Stock in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Purchase Price with respect to such shares of Series A-2 Preferred Stock, subject to
Section 13(c) of this Subdivision. Such Purchase Price shall be paid to such holder promptly following the later of (a) the Designated Event Purchase Date with respect to such shares of Series A-2 Preferred Stock and (b) the time of delivery of such shares of Series A-2 Preferred Stock to the Transfer Agent by the holder thereof in the manner required by this Section. Shares of Series A-2 Preferred Stock in respect of which a Designated Event Purchase Notice has been given by the holder thereof may not be converted into Common Shares on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase

Notice has first been validly withdrawn as specified in Section 13(d) of this Subdivision. If the Designated Event Purchase Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Series A-2 Preferred Stock at the close of business on that Record Date shall be entitled to receive the full dividend payable on those shares on the corresponding Dividend Payment Date. The Purchase Price payable on such Designated Event Purchase Date will include only the Liquidation Preference but will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

         (g) Payment of Purchase Price in Common Shares. Payment of the specified portion of the Purchase Price in Common Shares pursuant to Section 13(a) of this Subdivision shall be made by the issuance of a number of Common Shares equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in Common Shares by (ii) 97.5% of the average of the Closing Sale Prices of the Common Shares for the ten consecutive Trading Days ending on the fifth Trading Day prior to the Designated Event Purchase Date (appropriately adjusted to take into account the occurrence, during such period, of any event described in Section 9 of this Subdivision). The Corporation will not issue fractional Common Shares in payment of the Purchase Price. Instead, the Corporation will pay cash based on the Closing Sale Price for all fractional shares on the Designated Event Purchase Date. If a holder of Series A-2 Preferred Stock elects to have more than one share of Series A-2 Preferred Stock purchased, the number of Common Shares shall be based on the aggregate number of shares of Series A-2 Preferred Stock to be purchased. Upon determination of the actual number of Common Shares to be issued upon repurchase of Series A-2 Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Corporation, Inc. or Bloomberg Business News containing this information and publish the information on the Corporation's website or through such other public medium as the Corporation may use at that time.

         (h) Deposit of Purchase Price. Prior to 11:00 a.m. (New York City time) on the Designated Event Purchase Date, the Corporation shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Designated Event Purchase Date), Common Shares, or combination of cash and Common Shares, as applicable, sufficient to pay the aggregate Purchase Price of all shares of Series A-2 Preferred Stock or portions thereof which are to be purchased pursuant to this Section 13. The manner in which the deposit required by this Section 13(h) is made by the Corporation shall be at the option of the Corporation, provided, however, that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the date of deposit. If a Paying Agent holds, in accordance with the terms hereof, cash, Common Shares or cash and Common Shares, as applicable, sufficient to pay the Purchase Price of any share of Series A-2 Preferred Stock for which a Designated Event Purchase Notice has been tendered and not withdrawn in accordance with this Subdivision on the Designated Event Purchase Date then, as of the Designated Event Purchase Date, such share of Series A-2 Preferred Stock will cease to be Outstanding, dividends will cease to accrue and the rights of the holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid). The Corporation shall publicly announce the number of shares of Series A-2 Preferred Stock purchased as a result of such Designated Event on or as soon as practicable after the Designated Event Purchase Date.

         (i) Series A-2 Preferred Stock Purchased in Part. Upon surrender of a certificate or certificates representing shares of the Series A-2 Preferred Stock that is or are purchased in part, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Series A-2 Preferred Stock in an amount equal to the unpurchased portion of the shares of Series A-2 Preferred Stock surrendered for partial purchase.

         (j) Repayment to the Corporation. To the extent that the aggregate amount of cash or value of Common Shares deposited by the Corporation pursuant to this Section exceeds the aggregate Purchase Price of the Series A-2 Preferred Stock or portions thereof which the Corporation is obligated to purchase as of the Designated Event Purchase Date, then on the Business Day following the Designated Event Purchase Date, the Paying Agent shall return any such excess to the Corporation. Thereafter, any holder of Series A-2 Preferred Stock entitled to payment must look to the Corporation for payment as general creditors, unless an applicable abandoned property law designates another Person.

         (k) The Corporation shall comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, filing on Schedule TO or other schedule) to the extent then applicable in connection with the repurchase rights of the holders of the Series A-2 Preferred Stock pursuant to this Section 13.

         Section 14. Transfer Agent and Registrar. The duly appointed Transfer Agent and Registrar for the Series A-2 Preferred Stock shall be Equiserve Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

         Section 15. Currency. All shares of Series A-2 Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to "$"or "DOLLARS" refer to U.S. currency.

         Section 16. Form. (a) Series A-2 Preferred Stock shall be issued in the form of one or more permanent global shares of Series A-2 Preferred Stock in definitive, fully registered form with the global legend (the "GLOBAL SHARES LEGEND") and, until such time as otherwise determined by the Corporation and the Registrar, the restricted shares legend (the "RESTRICTED SHARES LEGEND"), each as set forth on the form of Series A-2 Preferred Stock certificate attached hereto as Exhibit B (each, a "GLOBAL PREFERRED SHARE"), which is hereby incorporated in and expressly made a part of this Subdivision. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Share shall be deposited on behalf of the holders of the Series A-2 Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 16(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Subdivision with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series A-2 Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Share and the Corporation does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a "clearing agency" registered under the Exchange Act and the Corporation does not appoint a qualified replacement for DTC within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Series A-2 Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference, and bearing a Restricted Shares Legend (unless the Corporation determines otherwise in accordance with applicable law). Definitive shares of Series A-2 Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.

         (b)      (i)      Two officers of the Corporation shall sign the Global
Preferred Share for the Corporation, in accordance with the Corporation's regulations and applicable law, including Section 1701.24 of the Ohio Revised Code, by manual or facsimile signature.

                  (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

                  (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this Subdivision. Each Global Preferred Share shall be dated the date of its authentication.

         Section 17. Registration; Transfer. (a) The Series A-2 Preferred Stock and the Common Shares issuable upon conversion of the shares of Series A-2 Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "RESTRICTED SECURITIES" for purposes of Rule 144(k) under the Securities Act other than (i) to the Corporation, (ii) to "QUALIFIED INSTITUTIONAL BUYERS" pursuant to and in compliance with Rule 144A under the Securities Act ("RULE 144A"), (iii) pursuant to a registration statement that has been declared effective under the Securities Act or (iv) pursuant to and in compliance with Rule 144 under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States. Any Series A-2 Preferred Stock or Common Shares issued upon the conversion of Series A-2 Preferred Stock that are purchased or owned by the Corporation of any Affiliate thereof may not be resold by the Corporation or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Series A-2 Preferred Stock or Common Shares, as the case may be, no longer being "RESTRICTED SECURITIES" (as defined under Rule 144 under the Securities
Act).

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this
Section 17; provided, however, that a beneficial interest in a Global Preferred Share bearing the Restricted Shares Legend may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a different Global Preferred Share not bearing the Restricted Shares Legend in accordance with the transfer restrictions set forth in the Restricted Shares Legend and the provisions set forth in Section 17(c)(ii) of this Subdivision.

         (c)      (i) Except for transfers or exchanges made in accordance with
Section 17(c)(ii) of this Subdivision, transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) If an owner of a beneficial interest in a Global Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Preferred Share bearing the Restricted Shares Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Share not bearing the Restricted Shares Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Share. Upon receipt by the Registrar at its office in The City of New York of (A) instructions from the holder directing the Registrar to transfer its interest in the applicable Global Preferred Share, such instructions to contain the name of the transferee and appropriate account information,
         (B) a certificate in the form of Certificate of Transfer on the reverse side of the form of Series A-2 Preferred Stock certificate attached hereto as Exhibit C, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Corporation or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced such Global Preferred Share bearing the Restricted Shares Legend (in the form attached as Schedule A) by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depositary to increase or cause to be increased the applicable Global Preferred Share not bearing the Restricted Shares Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred.

         (d) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Series A-2 Preferred Stock and Common Shares issuable on conversion of the Series A-2 Preferred Stock (collectively, the "REGISTRABLE SECURITIES") if shares of Series A-2 Preferred Stock are issued upon the transfer, exchange or replacement of Series A-2 Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Series A-2 Preferred Stock, the Series A-2 Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Corporation and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Corporation or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such shares of Series A-2 Preferred Stock are not "RESTRICTED SECURITIES" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Corporation, shall countersign and deliver shares of Series A-2 Preferred Stock that do not bear the Restricted Shares Legend.

         (e) The Corporation will refuse to register any transfer of Series A-2 Preferred Stock or any Common Shares issuable upon conversion of the shares of Series A-2 Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and the provisions of Rule 144A or pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (e) shall not be applicable to any Series A-2 Preferred Stock that does not bear any Restricted Shares Legend or to any Common Shares that do not bear the Common Share Legend.

         (f) Common Shares issued upon a conversion of the Series A-2 Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the common share legend (the "COMMON SHARE LEGEND") set forth in Exhibit D hereto and include on its reverse side the Form of Certificate of Transfer for Common Shares set out in Exhibit E. If (i) the Common Shares issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Series A-2 Preferred Stock or (ii) Common Shares represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit E as to compliance with the restrictions on transfer applicable to such Common Shares and the Registrar shall not be required to register any transfer of such Common Shares not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Shares may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 17 with respect to the Series A-2 Preferred Stock.

         Section 18. Paying Agent and Conversion Agent. (a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York
(i) an office or agency where Series A-2 Preferred Stock may be presented for payment (the "PAYING AGENT") and (ii) an office or agency where Series A-2 Preferred Stock may be presented for conversion (the "CONVERSION AGENT"). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "PAYING AGENT" includes any additional paying agent and the term "CONVERSION AGENT" includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

         (b) Payments due on the Series A-2 Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series A-2 Preferred Stock register. Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Share shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

         Section 19. Headings. The headings of the Sections of this Subdivision are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                                                                       EXHIBIT A

                     [FORM OF INDENTURE FOR THE CONVERTIBLE
                            SUBORDINATED DEBENTURES]

          -------------------------------------------------------------

                              CLEVELAND-CLIFFS INC

                                       To

                            [Insert name of Trustee],
                                   as Trustee

               ---------------------------------------------------

                                    INDENTURE

                                   Dated as of

                                _______ __, ____

                ------------------------------------------------

               3.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE ____

       ------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                 PAGE
ARTICLE 1             Definitions.............................................................    1

         Section 1.01.         Definitions....................................................    1

ARTICLE 2             Issue, Description, Execution, Registration And Exchange Of Debentures..   10

         Section 2.01.         Designation Amount And Issue Of Debentures.....................   10
         Section 2.02.         Form of Debentures.............................................   11
         Section 2.03.         Date And Denomination Of Debentures; Payments Of Interest......   12
         Section 2.04.         Execution of Debentures........................................   13
         Section 2.05.         Exchange and Registration of Transfer of Debentures;
                               Restrictions on Transfer.......................................   14
         Section 2.06.         Mutilated, Destroyed, Lost or Stolen Debentures................   20
         Section 2.07.         Temporary Debentures...........................................   21
         Section 2.08.         Cancellation of Debentures.....................................   21
         Section 2.09.         CUSIP Numbers..................................................   21

ARTICLE 3             Redemption And Repurchase Of Debentures.................................   22

         Section 3.01.         Redemption of Debentures.......................................   22
         Section 3.02.         Notice of Optional Redemption; Selection of Debentures.........   22
         Section 3.03.         Payment of Debentures Called For Redemption by the Company.....   26
         Section 3.04.         Conversion Arrangement on Call for Redemption..................   26
         Section 3.05.         Repurchase at Option of Holders Upon a Designated Event........   27
         Section 3.06.         [Reserved.]....................................................   33
         Section 3.07.         [Reserved.]....................................................   33
         Section 3.08.         [Reserved.]....................................................   33
         Section 3.09.         [Reserved.]....................................................   33
         Section 3.10.         Debentures Repurchased in Part.................................   33

ARTICLE 4             Subordination Of Debentures.............................................   34

         Section 4.01.         Agreement of Subordination.....................................   34
         Section 4.02.         Payments to Debentureholders...................................   34
         Section 4.03.         Subrogation of Debentures......................................   37
         Section 4.04.         Obligations of Company Unconditional...........................   38
         Section 4.05.         Authorization to Effect Subordination..........................   38
         Section 4.06.         Notice to Trustee..............................................   38
         Section 4.07.         Trustee's Relation to Senior Indebtedness......................   39

         Section 4.08.         No Impairment of Subordination.................................   40
         Section 4.09.         Certain Conversions Not Deemed Payment.........................   40
         Section 4.10.         Article Applicable to Paying Agents............................   40
         Section 4.11.         Senior Indebtedness Entitled to Rely...........................   41
         Section 4.12.         Reliance on Judicial Order or Certificate of
                               Liquidating Agent..............................................   41

ARTICLE 5             [Reserved.].............................................................   41
ARTICLE 6             Particular Covenants Of The Company.....................................   41

         Section 6.01.         Payment of Principal and Interest..............................   41
         Section 6.02.         Maintenance of Office or Agency................................   41
         Section 6.03.         Appointments to Fill Vacancies in Trustee's Office.............   42
         Section 6.04.         Provisions as to Paying Agent..................................   42
         Section 6.05.         Existence......................................................   43
         Section 6.06.         Rule 144A Information Requirement..............................   44
         Section 6.07.         Stay, Extension and Usury Laws.................................   44
         Section 6.08.         Compliance Certificate.........................................   44
         Section 6.09.         Liquidated Damages Notice......................................   45
         Section 6.10.         [Reserved.]....................................................   45
         Section 6.11.         Calculation Of Tax Original Issue Discount.....................   45

ARTICLE 7             Debentureholders' Lists And Reports By The Company And The Trustee......   45

         Section 7.01.         Debentureholders' Lists........................................   45
         Section 7.02.         Preservation And Disclosure Of Lists...........................   46
         Section 7.03.         Reports By Trustee.............................................   46
         Section 7.04.         Reports by Company.............................................   47

ARTICLE 8             Remedies Of The Trustee And Debentureholders On An Event Of Default.....   47

         Section 8.01.         Events Of Default..............................................   47
         Section 8.02.         Payments of Debentures on Default; Suit Therefor...............   49
         Section 8.03.         Application of Monies Collected By Trustee.....................   51
         Section 8.04.         Proceedings by Debentureholder.................................   52
         Section 8.05.         Proceedings By Trustee.........................................   53
         Section 8.06.         Remedies Cumulative And Continuing.............................   53
         Section 8.07.         Direction of Proceedings and Waiver of Defaults
                               By Majority of Debentureholders................................   53
         Section 8.08.         Notice of Defaults.............................................   54
         Section 8.09.         Undertaking To Pay Costs.......................................   54

ARTICLE 9             The Trustee.............................................................   55

         Section 9.01.         Duties and Responsibilities of Trustee.........................   55
         Section 9.02.         Reliance on Documents, Opinions, Etc...........................   56

         Section 9.03.         No Responsibility For Recitals, Etc............................   58
         Section 9.04.         Trustee, Paying Agents, Conversion Agents or
                               Registrar May Own Debentures...................................   58
         Section 9.05.         Monies to Be Held in Trust.....................................   58
         Section 9.06.         Compensation and Expenses of Trustee...........................   58
         Section 9.07.         Officers' Certificate As Evidence..............................   59
         Section 9.08.         Conflicting Interests of Trustee...............................   59
         Section 9.09.         Eligibility of Trustee.........................................   59
         Section 9.10.         Resignation or Removal of Trustee..............................   60
         Section 9.11.         Acceptance by Successor Trustee................................   61
         Section 9.12.         Succession By Merger...........................................   62
         Section 9.13.         Preferential Collection of Claims..............................   62
         Section 9.14.         Trustee's Application For Instructions From The Company........   63

ARTICLE 10            The Debentureholders....................................................   63

         Section 10.01.        Action By Debentureholders.....................................   63
         Section 10.02.        Proof of Execution by Debentureholders.........................   63
         Section 10.03.        Who Are Deemed Absolute Owners.................................   64
         Section 10.04.        Company-owned Debentures Disregarded...........................   64
         Section 10.05.        Revocation Of Consents, Future Holders Bound...................   65

ARTICLE 11            Meetings Of Debentureholders............................................   65

         Section 11.01.        Purpose Of Meetings............................................   65
         Section 11.02.        Call Of Meetings By Trustee....................................   65
         Section 11.03.        Call Of Meetings By Company Or Debentureholders................   66
         Section 11.04.        Qualifications For Voting......................................   66
         Section 11.05.        Regulations....................................................   66
         Section 11.06.        Voting.........................................................   67
         Section 11.07.        No Delay Of Rights By Meeting..................................   67

ARTICLE 12            Supplemental Indentures.................................................   68

         Section 12.01.        Supplemental Indentures Without Consent of Debentureholders....   68
         Section 12.02.        Supplemental Indenture With Consent Of Debentureholders........   69
         Section 12.03.        Effect Of Supplemental Indenture...............................   70
         Section 12.04.        Notation On Debentures.........................................   71
         Section 12.05.        Evidence Of Compliance Of Supplemental Indenture
                               To Be Furnished To Trustee.....................................   71

ARTICLE 13            Consolidation, Merger, Sale, Conveyance And Lease.......................   71

         Section 13.01.        Company May Consolidate On Certain Terms.......................   71
         Section 13.02.        Successor To Be Substituted....................................   72
         Section 13.03.        Opinion Of Counsel To Be Given To Trustee......................   73

         Section 13.04.        Payment Of Additional Amounts..................................   73

ARTICLE 14            Satisfaction And Discharge Of Indenture.................................   74

         Section 14.01.        Discharge Of Indenture.........................................   74
         Section 14.02.        Deposited Monies To Be Held In Trust By Trustee................   75
         Section 14.03.        Paying Agent To Repay Monies Held..............................   75
         Section 14.04.        Return Of Unclaimed Monies; Repayment To The Company...........   76
         Section 14.05.        Reinstatement..................................................   76

ARTICLE 15            Immunity Of Incorporators, Stockholders, Officers And Directors.........   76

         Section 15.01.        Indenture And Debentures Solely Corporate Obligations..........   76

ARTICLE 16            Conversion Of Debentures................................................   77

         Section 16.01.        Right To Convert...............................................   77
         Section 16.02.        Exercise Of Conversion Privilege; Issuance Of Common Shares
                               On Conversion; No Adjustment For Interest Or Dividends.........   81
         Section 16.03.        Cash Payments in Lieu of Fractional Shares.....................   84
         Section 16.04.        Conversion Rate................................................   84
         Section 16.05.        Adjustment Of Conversion Rate..................................   84
         Section 16.06.        Effect Of Reclassification, Consolidation, Merger or Sale......   95
         Section 16.07.        Taxes On Shares Issued.........................................   96
         Section 16.08.        Reservation of Shares, Shares to Be Fully Paid; Compliance
                               With Governmental Requirements; Listing of Common Shares.......   96
         Section 16.09.        Responsibility Of Trustee......................................   97
         Section 16.10.        Notice To Holders Prior To Certain Actions.....................   98
         Section 16.11.        Shareholder Rights Plans.......................................   99
         Section 16.12.        Issuer Determination Final.....................................   99

ARTICLE 17            Miscellaneous Provisions................................................   99

         Section 17.01.        Provisions Binding On Company's Successors.....................   99
         Section 17.02.        Official Acts By Successor Corporation.........................   99
         Section 17.03.        Addresses For Notices, Etc.....................................   99
         Section 17.04.        Governing Law.................................................   100
         Section 17.05.        Evidence Of Compliance With Conditions Precedent,
                               Certificates To Trustee ......................................   100
         Section 17.06.        Legal Holidays................................................   101
         Section 17.07.        Trust Indenture Act...........................................   101
         Section 17.08.        No Security Interest Created..................................   101
         Section 17.09.        Benefits Of Indenture.........................................   101

         Section 17.10.        Table Of Contents, Headings, Etc..............................   101
         Section 17.11.        Authenticating Agent..........................................   102
         Section 17.12.        Execution In Counterparts.....................................   103
         Section 17.13.        Severability..................................................   103

                                    INDENTURE

         INDENTURE dated as of _______ __, ____ between Cleveland-Cliffs Inc, an Ohio corporation (hereinafter called the "COMPANY"), having its principal office at 1100 Superior Avenue, Cleveland, OH, 44114-2589 and [Insert name of Trustee], as trustee hereunder (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.25% Convertible Subordinated Debentures Due ____ (hereinafter called the "DEBENTURES"), in an aggregate principal amount not to exceed $172,500,000, and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of Designated Event Purchase Notice and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

         WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "HEREIN", "HEREOF", "HEREUNDER" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

         "ADDITIONAL AMOUNTS" has the meaning set forth in Section 13.04(a).

         "ADJUSTMENT EVENT" has the meaning specified in Section 16.05(n).

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "CONTROL", when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGENT MEMBERS" has the meaning specified in Section 2.05(b)(v).

         "APPLICABLE TAXES" has the meaning set forth in Section 13.04(a).

         "ARTICLES OF INCORPORATION" means the Company's Articles of Incorporation, as amended.

         "BLACKOUT DATE" means the twenty-fifth anniversary of the Exchange
Date.

         "BOARD OF DIRECTORS" means either the Board of Directors of the Company or any duly authorized committee of such Board.

         "BUSINESS DAY" means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

         "CLOSING SALE PRICE" of the Common Shares or other capital stock or similar equity interests on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Shares are traded or, if the Common Shares or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMMON SHARE LEGEND" has the meaning specified in Section 2.05(c).

         "COMMON SHARES" means any shares of stock of any class of the Company that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company. Subject to the provisions of Section 16.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common shares of the Company at the date of this Indenture (namely, the Common Shares, par value $1.00 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "COMPANY" means the corporation named as the "COMPANY" in the first paragraph of this Indenture, and, subject to the provisions of Article 13 and
Section 16.06, shall include its successors and assigns.

         "CONVERSION DATE" has the meaning specified in Section 16.02.

         "CONVERSION PRICE" per Debenture means, on any date, $1,000 divided by the Conversion Rate in effect on such date.

         "CONVERSION RATE" has the meaning specified in Section 16.04.

         "CORPORATE TRUST OFFICE" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at [Insert address of Trustee].

         "CURRENT MARKET PRICE" has the meaning specified in Section 16.05(i).

         "CUSTODIAN" means [Insert name of Custodian], as custodian for the Depositary with respect to the Debentures in global form, or any successor entity thereto.

         "DEBENTURE" or "DEBENTURES" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

         "DEBENTURE REGISTER" has the meaning specified in Section 2.05(a).

         "DEBENTURE REGISTRAR" has the meaning specified in Section 2.05(a).

         "DEBENTUREHOLDER" or "HOLDER" as applied to any Debenture, or other similar terms, means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar's books.

         "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "DEFAULTED INTEREST" has the meaning specified in Section 2.03.

         "DEPOSITARY" means DTC or its successor depositary.

         "DESIGNATED EVENT" means a Fundamental Change or a Termination of Trading.

         "DESIGNATED EVENT NOTICE" has the meaning specified in Section 3.05(b).

         "DESIGNATED EVENT PURCHASE DATE" has the meaning specified in Section 3.05(a).

         "DESIGNATED EVENT PURCHASE NOTICE" has the meaning set forth in Section 3.05(a)(i).

         "DESIGNATED EVENT PURCHASE PRICE" has the meaning set forth in Section 3.05(a).

         "DESIGNATED SENIOR INDEBTEDNESS" means (i) all obligations of the Company under the Existing Debt and (ii) any Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

         "DETERMINATION DATE" has the meaning specified in Section 16.05(n).

         "DISTRIBUTED PROPERTY" has the meaning specified in Section 16.05(d).

         "DISTRIBUTION NOTICE DATE" has the meaning specified in Section
16.01(e).

         "DTC" means the Depository Trust Company.

         "EVENT OF DEFAULT" means any event specified in Section 8.01 as an Event of Default.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE DATE" means the date on which the Company exchanged the Series A-2 Preferred Stock for the Debentures.

         "EX-DIVIDEND DATE" has the meaning specified in Section 16.05(d).

         "EXISTING DEBT" means the Company's [Describe Credit Facilities at the time this Indenture is executed].

         "EXPIRATION TIME" has the meaning specified in Section 16.05(g).

         "FAIR MARKET VALUE" has the meaning specified in Section 16.05(i).

         "FINAL DISTRIBUTION DATE" has the meaning specified in Section
16.01(e).

         "FUNDAMENTAL CHANGE" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Shares are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration that is not all or substantially all common shares that (a) are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (b) are approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "GLOBAL DEBENTURE" has the meaning specified in Section 2.02.

         "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         "INITIAL PURCHASER" means Morgan Stanley & Co. Incorporated.

         "JUNIOR SECURITIES" has the meaning set forth in Section 4.09.

         "LAST PREFERRED STOCK MEASUREMENT DAY" has the meaning specified in
Section 16.01(c).

         "LIQUIDATED DAMAGES" has the meaning specified for "LIQUIDATED DAMAGES AMOUNTS" in Section 2(e) of the Registration Rights Agreement.

         "LIQUIDATED DAMAGES NOTICE" has the meaning specified in Section 6.09.

         "MATURITY DATE" means the thirtieth anniversary of the Exchange Date, or if such day is not a Business Day, the next succeeding Business Day.

         "MERGER CONVERSION PERIOD" has the meaning specified in Section
16.01(f).

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "NON-ELECTING SHARE" has the meaning specified in Section 16.06.

         "NON-PAYMENT DEFAULT" has the meaning set forth in Section 4.02(ii).

         "NOTICE DATE" means the date of mailing of the notice of redemption pursuant to Section 3.02.

         "OFFICERS' CERTIFICATE", when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "VICE PRESIDENT"), the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

         "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

         "OUTSTANDING", when used with reference to Debentures and subject to the provisions of Section 10.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

         (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (b) Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) that shall have been otherwise discharged in accordance with Article 14;

         (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

         (d) Debentures converted into Common Shares pursuant to Article 16 and Debentures deemed not Outstanding pursuant to Article 3.

         "PAYMENT BLOCKAGE NOTICE" has the meaning set forth in Section
4.02(ii).

         "PAYMENT DEFAULT" has the meaning set forth in Section 4.02(i).

         "PERSON" means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or political subdivision or an agency or instrumentality thereof.

         "PREDECESSOR DEBENTURE" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

         "PURCHASED SHARES" has the meaning specified in Section 16.05(g)(i).

         "RECORD DATE" has the meaning, (i) with respect to any interest payment date, as set forth in Section 2.03 and (ii) with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, as set forth in Section 16.05(i).

         "REDEMPTION DATE" means a date that is fixed for redemption of the Debentures by the Company in accordance with Section 3.02 hereof.

         "REDEMPTION PRICE" has the meaning set forth in Section 3.01.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of January 21, 2004, by and between the Company and the Initial Purchaser, as amended from time to time in accordance with its terms.

         "REPRESENTATIVE" means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

         "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of any familiarity with the particular subject.

         "RESTRICTED DEBENTURE LEGEND" has the meaning specified in Section 2.05(c).

         "RESTRICTED SECURITIES" has the meaning specified in Section 2.05(c).

         "RIGHTS" has the meaning specified in Section 16.11.

         "RIGHTS AGREEMENT" means the Rights Agreement dated as of September 19, 1997 between the Company and Equiserve Trust Company, N.A.
(successor-in-interest to First Chicago Trust Company of New York), as Rights Agent.

         "RIGHTS PLAN" shall have the meaning specified in Section 16.11.

         "RULE 144A" means Rule 144A as promulgated under the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR INDEBTEDNESS" means (a) the principal of, premium, if any, and accrued and unpaid interest on (i) the Company's indebtedness for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (ii) guarantees by the Company of indebtedness for money borrowed by any other Person, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed,
(iii) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this

Indenture or thereafter created, incurred or assumed, and (iv) obligations of the Company under any agreement to lease, or lease of, any real personal property, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed; (b) any other indebtedness, liability or obligation, contingent or otherwise, of the Company and any guarantee, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed; and (c) modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations; provided that "Senior Indebtedness" shall not include any of the above in which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding thereof, or the Company's obligations pursuant to such a guarantee, are not senior in right of payment to the Debentures.

         "SERIES A-2 PREFERRED STOCK" means the 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2, of the Company, the terms of which are set forth in the Articles of Incorporation, including the Subdivision.

         "SUBDIVISION" means Subdivision A-2 of the Company's Articles of Incorporation.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership
(a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "TAX ORIGINAL ISSUE DISCOUNT" means the amount of ordinary interest income on a Debenture that must be accrued as original issue discount for United States Federal income tax purposes pursuant to section 1272 of the Internal Revenue Code of 1986, as may be amended from time to time and the Treasury Regulations promulgated thereunder.

         "TERMINATION OF TRADING" will be deemed to have occurred if the Common Shares (or other Common Shares into which the Debentures are then convertible) are neither listed for trading on a United States national or regional securities exchange nor approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices that is a successor thereto.

         "TRADING DAY" has the meaning specified in Section 16.05(i)(iv).

         "TRADING PRICE" means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee or the Company for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Trustee or the Company selects; provided that if at least three such bids cannot reasonably be obtained by the Trustee or the Company, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee or the Company, that one bid shall be used; provided further that if the Trustee or the Company cannot reasonably obtain at least one bid for $5,000,000 principal amount of Debentures from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Debentures shall be deemed to be less than ninety-eight percent (98%) of the product of (a) the Conversion Rate on such date and (b) the Closing Sale Price of the Common Shares on such date.

         "TRANSFER" has the meaning set forth in Section 2.05(c).

         "TRIGGER EVENT" has the meaning specified in Section 16.05(d).

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in
Section 12.03; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "TRUST INDENTURE ACT" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUSTEE" means [Insert name of Trustee] and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

                                   ARTICLE 2
         ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF
                                  DEBENTURES

         Section 2.01. Designation Amount And Issue Of Debentures. The Debentures shall be designated as "3.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE ____". Debentures not to exceed the aggregate principal amount of $172,500,000 (except pursuant to Sections Section 2.05, Section 2.06, Section 3.03, Section
3.05 and Section 16.02 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the

Company, signed by its Chairman of the Board, its Vice Chairman of the Board, Chief Executive Officer, President or any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

         Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The Portal Market operated by the National Association of Securities Dealers, Inc. (or any successor thereto) or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

         So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a "GLOBAL DEBENTURE"). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(a), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.

         Any Global Debenture shall represent such aggregate amount of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby.

Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of and interest on any Global Debenture shall be made to the holder of such Debenture.

         Section 2.03. Date And Denomination Of Debentures; Payments Of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Designated Event Purchase Date, as the case may be, falls after a Record Date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of interest becoming due on such interest payment date shall be payable to the holders of such Debentures registered as such on the applicable Record Date).

         Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on aggregate principal in excess of $2 million) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "RECORD DATE" with respect to any interest payment date shall mean the July 1 or January 1 preceding the applicable July 15 or January 15 interest payment date, respectively.

         Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any July 15 or January 15 (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Debentureholder on the relevant Record Date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debenture Register, not less than ten (10) calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, the Vice Chairman of the Board, Chief Executive Officer, President or any Vice President. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

         Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the "DEBENTURE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "DEBENTURE REGISTRAR" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.

         Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

         No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

         Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) calendar days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 16 or (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05.

         (b)      The following provisions shall apply only to Global
Debentures:

                  (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

                  (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof, unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture and a successor depositary has not been appointed by the Company within ninety (90) calendar days or (ii) has ceased to be a clearing agency registered under the Exchange Act and no successor clearing agency has been appointed by the Company within ninety (90) calendar days, (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debenture exchanged pursuant to clause (A) or
         (B) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

                  (iii) Securities issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

                  (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

                  (v) Neither any members of, or participants in, the Depositary ("AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent

         Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debenture.

                  (vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

         (c) Every Debenture that bears or is required under this Section 2.05(c) to bear the legend (the "RESTRICTED DEBENTURE LEGEND") set forth in this
Section 2.05(c) (together with any Common Shares issued upon conversion of the Debentures and required to bear the Common Share Legend, collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the Restricted Debenture Legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Debenture holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term "TRANSFER" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

         Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof) and any stock certificate representing Common Shares issued upon conversion of any Debenture shall bear a legend (the "COMMON SHARE LEGEND") in substantially the following form, unless such Debenture or such Common Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Shares have been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the
Trustee:

NEITHER OF THIS SECURITY NOR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR
(Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

         Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Debenture Legend set forth therein have been satisfied may, upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this
Section 2.05(c), be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the Restricted Debenture Legend. If the Restricted Security surrendered for exchange is represented by a Global Debenture bearing the Restricted Debenture Legend, the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the Restricted Debenture Legend shall be increased by an equal principal amount. If a Global Debenture without the Restricted Debenture Legend is not then outstanding, the

Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.

         Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Share Legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Common Share Legend required by this Section 2.05(c).

         Any Debenture or Common Shares issued upon the conversion of a Debenture that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures or Common Shares, as the case may be, no longer being "RESTRICTED SECURITIES" (as defined under Rule 144 under the Securities Act).

         (d) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Debentureholder and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depository or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depository subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members.

         (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.

         Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the Company's written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

         Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Designated Event (and not withdrawn) or is to be converted into Common Shares shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

         Every substitute Debenture issued pursuant to the provisions of this
Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

         Section 2.07. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

         Section 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

         Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or repurchases as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption or a repurchase and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3
                     REDEMPTION AND REPURCHASE OF DEBENTURES

         Section 3.01. Redemption of Debentures. The Company may not redeem any Debentures prior to January 20, 2009. On or after January 20, 2009, the Company, shall have the option to redeem some or all the Debentures at a redemption price equal to one-hundred percent (100%) of the principal amount of the Debentures being redeemed, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date (the "REDEMPTION PRICE"), but only if the Closing Sale Price of the Common Shares for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company gives notice of such redemption pursuant to this
Section 3.01 exceeds one-hundred-thirty-five percent (135%) of the Conversion Price in effect on each such Trading Day; provided that if the Redemption Date shall occur after a Record Date and on or before the related corresponding interest payment date, then the full amount of interest payable on such interest payment date shall be paid to the holders of record of such Debentures on the applicable Record Date and the Redemption Price payable on the Redemption Date will include only the principal amount of the Debenture but will not include any amount in respect of interest payable on the corresponding interest payment date.

         Section 3.02. Notice of Optional Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than thirty-five (35) calendar days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) calendar days prior to the Redemption Date to each holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such notice of redemption, the Company shall (i) issue a press release announcing such redemption, (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, and (iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

         Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the CUSIP number or numbers of the Debentures being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Debentures are to be redeemed and whether such Redemption Price will be paid in cash, Common Shares, or, if a combination thereof, the percentages of the Redemption Price that the Company will pay in cash and Common Shares, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued and unpaid to the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and Conversion Price and the date on which the right to convert such Debentures or portions thereof into Common Shares will expire. If fewer than all the Outstanding Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

         The Redemption Price shall be payable, at the Company's election, in cash, Common Shares, or a combination of cash and Common Shares; provided that the Company shall not be permitted to pay all or any portion of the Redemption Price in Common Shares unless:

         (a)      the Company shall have given timely notice pursuant to this
Section 3.02 of its intention to purchase some or all of the Debentures with Common Shares as provided herein;

         (b) the Company shall have registered such Common Shares under the Securities Act and the Exchange Act, in each case, if required;

         (c) any necessary qualification or registration under applicable state securities laws has been obtained; and

         (d) the Common Shares (including the Common Shares delivered pursuant to this Section 3.02) have been approved for listing on a United States national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association.

         If the foregoing conditions are not satisfied with respect to any holder or holders of Debentures prior to the close of business on the last day prior to the Redemption Date and the Company has elected to redeem the Debentures pursuant to this Section through the issuance of Common Shares, then, notwithstanding any election by the Company to the contrary, the Company shall pay the entire Redemption Price of the Debentures of such holder or holders in cash.

         Payment of the specified portion of the Redemption Price in Common Shares pursuant to this Section 3.02 hereof shall be made by the issuance of a number of Common Shares equal to the quotient obtained by dividing (i) the portion of the Redemption Price to be paid in Common Shares by (ii) ninety-seven and one-half percent (97.5%) of the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days ending on the fifth Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence during such period of any event described in Section 16.05). The Company shall not issue fractional Common Shares in payment of the Redemption Price. Instead, the Company shall pay cash based on the Closing Sale Price of the Common Shares on the Redemption Date for all fractional shares. If a holder of Debentures delivers more than one Debenture for redemption, the number of Common Shares shall be based on the aggregate number of Debentures to be redeemed. Upon determination of the actual number of Common Shares to be issued upon redemption of the Debentures, the Company shall be required to disseminate a press release through Dow Jones & Corporation, Inc. or Bloomberg Business News containing this information and publish the information on the Company's website or through such other public medium as the Company may use at that time.

         If the Company gives notice of redemption, then the Company shall, on the Redemption Date, before 12:00 p.m., New York City time, to the extent funds are legally available, with respect to:

         (e) Debentures held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash or Common Shares, as applicable, sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such Debentures; and

         (f) Debentures held in certificated form, deposit or cause to be deposited, irrevocably with the Trustee cash or Common Shares, as applicable, sufficient to pay the Redemption Price and shall give the Trustee irrevocable instructions and authority to pay the Redemption Price to holders of such Debentures upon surrender of their certificates evidencing their Debentures.

         Payment of the Redemption Price for Debentures is conditioned upon book-entry transfer or physical delivery of certificates representing the Debentures, together with necessary endorsements, to the Trustee at any time after delivery of the notice of redemption. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price. Payment of the Redemption Price for the Debentures will be made (i) if book-entry transfer of or physical delivery of the Debentures has been made by or on the Redemption Date, on the Redemption Date or (ii) if book-entry transfer of or physical delivery of the Debentures has not been made by or on such date, at the time of book-entry transfer or of physical delivery of the Debentures. If any Debenture called for redemption is converted pursuant to Section 16.01 hereto prior to such Redemption Date, any money or Common Shares deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid or delivered to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than thirty-five (35) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

         If fewer than all of the Outstanding Debentures are to be redeemed, the Company shall select, pro rata or by lot, the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) in such manner as shall be prescribed by the Board of Directors. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

         Upon any redemption of less than all of the Outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and Outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) calendar days next preceding the mailing of a notice of redemption and may (but need not) treat as

Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

         Section 3.03. Payment of Debentures Called For Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Shares pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price). Interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Debentures at the Redemption Price) such Debentures shall cease to be convertible into Common Shares and, except as provided in Section 9.09 and Section 14.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, provided that if the Redemption Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid to the holders of record of such Debentures on the applicable Record Date instead of the holders surrendering such Debentures for redemption on such date.

         Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

         Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of an acceleration in payment of interest on the Debentures, of which the Trustee has knowledge or has received notice as provided in this Indenture. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, such Debenture shall remain convertible into Common Shares until the principal and interest shall have been paid or duly provided for.

         Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment banks or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the Redemption Date, an amount not less than the applicable Redemption Price of such Debentures. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Debentures shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 16) surrendered by such purchasers for conversion, all as of the time immediately prior to the close of business on the Redemption Date (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

         Section 3.05. Repurchase at Option of Holders Upon a Designated Event. If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is a multiple of $1,000 principal amount, as of a date (the "DESIGNATED EVENT PURCHASE DATE") specified by the Company that is thirty
(30) calendar days after the date on which the Designated Event Notice with respect to such Designated Event has been mailed to holders of the Debentures pursuant to Section 3.02(b) at a repurchase price equal to one-hundred percent (100%) of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to but excluding, the Designated Event Purchase Date (the "DESIGNATED EVENT PURCHASE PRICE"); provided that if the thirtieth calendar day after the date of the Designated Event Notice is not a Business Day, the Designated Event Purchase Date will be the next succeeding Business Day; and provided further that if such Designated Event Purchase Date falls after a Record Date and on or prior the corresponding interest payment date, then the full amount of interest payable on such interest payment date shall be paid to the holders of record of the Debentures on the applicable Record Date instead of the holders surrendering the Debentures for repurchase on the Designated Event Purchase Date. Repurchases of Debentures under this Section
3.05 shall be made, at the option of the holder thereof, upon:

                  (i) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed and executed notice (the

         "DESIGNATED EVENT PURCHASE NOTICE") in the form set forth on the reverse of the Debenture prior to the close of business on the Business Day prior to the Designated Event Purchase Date; and

                  (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time simultaneous with or after delivery of the Designated Event Purchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by the holder of the Designated Event Purchase Price therefor; provided that such Designated Event Purchase Price shall be so paid pursuant to this Section 3.05 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Purchase Notice.

         The Company shall purchase from the holder thereof, pursuant to this
Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

         Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Designated Event Purchase Notice contemplated by this Section 3.05 shall have the right to withdraw such Designated Event Purchase Notice at any time prior to the close of business on the Business Day prior to the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.05(c) below.

         The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written notice of withdrawal thereof.

         (b) Within 15 calendar days after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the "DESIGNATED EVENT NOTICE") of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.02 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Debentureholders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice and publish such information on its website, the form and content of which press release and publication shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture which any Debentureholder may elect to have the Company repurchase as provided in this Section 3.05.

         Each Designated Event Notice shall specify the events causing the Designated Event, the date of such Designated Event, the Designated Event Purchase Date, the Designated Event Purchase Price that will be payable with respect to the Debentures as of the Designated Event Purchase Date, and whether such Designated Event Purchase Price will be paid in cash or Common Shares or any specified combination thereof, the last date on which the purchase right may be exercised, the name and address of the Trustee or other Paying Agent, the applicable Conversion Rate and any adjustments thereto, the requirement that any Designated Event Purchase Notice delivered with respect to a Debenture must be withdrawn in accordance with the terms of this Section 3.05 prior to conversion of the relevant Debenture, the procedures that a Debentureholder must follow to exercise such repurchase right (including a form of Designated Event Purchase Notice) and to withdraw any surrendered Debentures (including a form of withdrawal notice), and the CUSIP number or numbers of the Debentures (if then generally in use).

         No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.

         (c) Notwithstanding anything herein to the contrary, any holder of Debentures delivering to the office of the Trustee (or other paying agent appointed by the Company) the Designated Event Purchase Notice shall have the right to withdraw such Designated Event Purchase Notice in whole or as to a portion thereof that is an integral multiple of $1,000 of outstanding principal amount of the Debentures thereof at any time prior to the close of business on the Business Day before the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with provisions of this Section 3.05(c). The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof. A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Designated

Event Purchase Notice at any time prior to the close of business on the Business Day prior to the applicable Designated Event Purchase Date specifying:

                  (i) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

                  (ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

                  (iii) the principal amount, if any, of such Debenture that remains subject to the original Designated Event Purchase Notice and that has been or will be delivered for purchase by the Company.

         The Trustee (or other paying agent appointed by the Company) will promptly return to the respective holders thereof any Debentures with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Indenture, in which case, upon such return, the Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         (d) The Designated Event Purchase Price shall be paid, at the option of the Company, in cash, Common Shares, or any combination thereof; provided that the Company shall not be permitted to pay all or any portion of the Designated Event Purchase Price in Common Shares unless:

                  (i) the Company shall have given timely notice pursuant to Section 3.05(b) hereof of its intention to purchase all or a specified percentage of the Debentures with Common Shares as provided herein;

                  (ii) the Company shall have registered such Common Shares under the Securities Act and the Exchange Act, in each case, if required;

                  (iii) the Common Shares (including the Common Shares delivered pursuant to this Section 3.05) have been approved for listing of on a United States national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association; and

                  (iv) any necessary qualification or registration under applicable state securities laws has been obtained;

provided further that if the Company shall be prohibited under any agreements applicable to it from paying the Designated Event Purchase Price in cash, or an event of default (howsoever described) shall arise under any such agreement upon the payment of the Designated Event Purchase Price in cash, then, notwithstanding any notice by the Company to the contrary, the Company shall, to the extent not prohibited by such agreements and applicable law, pay the Designated Event Purchase Price in Common Shares or, in the case of a merger in which the Company is not the surviving Person, common shares of the surviving Person or its direct or indirect parent. If the foregoing conditions to pay the Designated Event Purchase Price in Common Shares are not satisfied with respect to any holder or holders of Debentures prior to the close of business on the Business Day prior to the Designated Event Purchase Date and the Company has elected to purchase the Debentures pursuant to this Section through the issuance of Common Shares, then, notwithstanding any election by the Company to the contrary, the Company shall pay the entire Designated Event Purchase Price of the Debentures of such holder or holders in cash to the extent not prohibited by law or contract.

         Upon receipt by the Trustee of the Designated Event Purchase Notice, the holder of the Debentures in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Designated Event Purchase Price with respect to such Debentures, subject to the satisfaction of the conditions set forth in this Section 3.05. Such Designated Event Purchase Price shall be paid to such holder at the later of (a) the Designated Event Purchase Date with respect to such Debentures and (b) the time of delivery of such Debentures to the Trustee by the holder thereof in the manner required by this Section. Debentures in respect of which a Designated Event Purchase Notice has been given by the holder thereof may not be converted into Common Shares on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified below.

         Payment of the specified portion of the Designated Event Purchase Price in Common Shares pursuant to this Section 3.05 shall be made by the issuance of a number of Common Shares equal to the quotient obtained by dividing (x) the portion of the Designated Event Purchase Price, as the case may be, to be paid in Common Shares by (y) ninety-seven and one-half percent (97.5%) of the average of the Closing Sale Prices of the Common Shares for the ten consecutive Trading Days ending on the fifth Trading Day prior to the Designated Event Purchase Date (appropriately adjusted to take into account the occurrence, during such period of any event described in Section 16.05). The Company will not issue fractional Common Shares in payment of the Designated Event Purchase Price. Instead, the Company will pay cash based on the Closing Sale Price for all fractional shares on the Designated Event Purchase Date. If a holder of Debentures elects to have more than one Debenture repurchased, the number of Common Shares shall be based on the aggregate number of Debentures to be repurchased. Upon determination of the actual number of Common Shares to be issued upon repurchase of Debentures, the Company shall be required to disseminate a press release through Dow Jones & Corporation, Inc. or Bloomberg Business News containing this information or publish the information on the

Company's website or through such other public medium as the Company may use at that time.

         Prior to 12:00 p.m. (New York City time) on the Designated Event Purchase Date, the Company shall deposit with the Trustee an amount of cash (in immediately available funds if deposited on such Business Day), Common Shares, or combination of cash and Common Shares, as applicable, sufficient to pay the aggregate Designated Event Purchase Price of all Debentures or portions thereof that are to be repurchased as of the Designated Event Purchase Date. The manner in which the deposit required by this Section 3.05 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee shall have immediately available funds on the date of deposit.

         If the Trustee (or other paying agent appointed by the Company) holds, in accordance with the terms hereof, cash, Common Shares or cash and Common Shares, as applicable, sufficient to pay the Designated Event Purchase Price of any Debentures for which a Designated Event Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Business Day prior to the Designated Event Purchase Date then, as of such Designated Event Purchase Date, such Debentures will cease to be Outstanding, interest will cease to accrue thereon and the rights of the holder in respect thereof shall terminate (other than the right to receive the Designated Event Purchase Price as aforesaid). The Company shall publicly announce the number of Debentures repurchased as a result of such Designated Event on or as soon as practicable after the Designated Event Purchase Date.

         The Trustee shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Designated Event Purchase Price; provided, however, that to the extent that the aggregate amount of cash or value of Common Shares deposited by the Company pursuant to this Section exceeds the aggregate Designated Event Purchase Price of the Debentures or portions thereof that the Company is obligated to purchase as of the Designated Event Purchase Date, then on the Business Day following the Designated Event Purchase Date, the Trustee shall return any such excess to the Company. Thereafter, any holders entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

         (e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 16.06 applies, in which the Common Shares of the Company issuable upon conversion of the Debentures changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes Common Shares of the Company or common shares of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of fifty percent (50%) of the aggregate Fair Market Value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Debentures to cause the Company to repurchase the Debentures following a Designated Event, including without limitation the applicable provisions of this Section 3.05 and the definitions of Common Shares and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common shares issued by such Person (in lieu of the Company and the Common Shares of the Company).

         (f) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, filing a Schedule TO or other schedule) to the extent then applicable in connection with the repurchase rights of the holders of Debentures in the event of a Designated Event.

         Section 3.06. [Reserved.]

         Section 3.07. [Reserved.]

         Section 3.08. [Reserved.]

         Section 3.09. [Reserved.]

         Section 3.10. Debentures Repurchased in Part. Upon presentation of any Debenture repurchased pursuant to Section 3.05 only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

                                   ARTICLE 4
                           SUBORDINATION OF DEBENTURES

         Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each holder of Debentures issued hereunder by its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 4, and each Person holding any Debenture, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of and interest on all Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.02, the Designated Event Purchase Price with respect to Debentures submitted for repurchase in accordance with Section 3.05, and any other payment payable in respect of Debentures pursuant to the provisions of this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article 4 shall prevent the occurrence of any Default or Event of Default hereunder.

         Section 4.02. Payments to Debentureholders. No payment shall be made with respect to the principal of or interest on the Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.02, the Designated Event Purchase Price with respect to Debentures submitted for repurchase in accordance with Section
3.05 and any other payment payable in respect of Debentures pursuant to the provisions of this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.06, if:

                  (i) a default in the payment of principal (including any letter of credit reimbursement obligations), premium, if any, interest, rent, commissions or other obligations in respect of Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (a "PAYMENT DEFAULT"); or

                  (ii) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that permits holders of such Designated Senior Indebtedness to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration)

         (or in the case of any lease that is Designated Senior Indebtedness, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Representative of Designated Senior Indebtedness (a "NON-PAYMENT DEFAULT").

         If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 4.02 unless and until at least 360 calendar days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. Notwithstanding the foregoing, if any Payment Blockage Notice within such 360-day period is given by or on behalf of holders of Designated Senior Indebtedness (other than the administrative agent under the Existing
Debt), the administrative agent under the Existing Debt may give another Payment Blockage Notice within such period. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.

         The Company may and shall resume payments on and distributions in respect of the Debentures (including, but not limited to, the Redemption Price with respect to the Debentures to be redeemed and Designated Event Purchase Price with respect to Debentures to be repurchased):

                  (1) in the case of a Payment Default, on the date upon which any such Payment Default is cured or waived or ceases to exist, or

                  (2) in the case of a Non-Payment Default, on the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 calendar days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated and there is no Payment Default (or in the case of any lease, 179 calendar days after notice is received if the Company and the Trustee have not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder and there is no Payment Default), unless this Article 4 otherwise prohibits the payment or distribution at the time of such payment or distribution (including, without limitation, by reason of the existence of a Payment Blockage Notice that is still in effect by the holders of other Designated Senior Indebtedness).

         Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of or interest on the Debentures (except payments made pursuant to Article 4 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

         For purposes of this Article 4, the words, "CASH, PROPERTY OR SECURITIES" shall not be deemed to include Common Shares of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Debentures to the payment of all Senior Indebtedness that may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases that are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 13 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 13.

         In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of or interest on the Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.02 or the Designated Event Purchase Price with respect to the Debentures submitted for repurchase in accordance with Section 3.05), except payments and distributions made by the Trustee as permitted by the second paragraph of Section 4.06, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated because of an Event of Default, the Company or, at the Company's request and expense, the Trustee shall promptly notify holders of Senior Indebtedness of the acceleration.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, to be held or applied to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.06. This Section 4.02 shall be subject to the further provisions of Section 4.06.

         Section 4.03. Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 4 (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the

Debentures shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article 4, and no payments over pursuant to the provisions of this Article 4 to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         Section 4.04. Obligations of Company Unconditional. The provisions of this Article 4 are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or, subject to Section 8.04, the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Section 4.05. Authorization to Effect Subordination. Each holder of a Debenture by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and hereby appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of
Section 8.02 hereof at least thirty (30) calendar days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Debentures.

         Section 4.06. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this
Section 4.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

         Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Debenture holders of monies deposited with it pursuant to Section 14.01.

         The Trustee, subject to the provisions of Section 9.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article 4 unless it has received satisfactory evidence as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4.

         Section 4.07. Trustee's Relation to Senior Indebtedness. The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article 4 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
Section 9.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee does not and shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.01, the Trustee shall not be liable to any holder of Senior

Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver money to holders of Debentures, the Company or any other Person in compliance with this Article 4.

         Section 4.08. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. Senior Indebtedness may be created, renewed or extended and holders of Senior Indebtedness may exercise any rights under any instrument creating or evidencing such Senior Indebtedness, including, without limitation, any waiver of default thereunder, without any notice to or consent from the holders of the Debentures or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Indebtedness or any terms or conditions of any instrument creating or evidencing such Senior Indebtedness shall in any way alter or affect any of the provisions of this
Article 4 or the subordination of the Debentures provided thereby.

         Section 4.09. Certain Conversions Not Deemed Payment. For the purposes of this Article 4 only, (1) the issuance and delivery of Junior Securities upon conversion of Debentures in accordance with Article 16 and (2) the payment, issuance or delivery of cash, property or securities upon conversion of a Debenture as a result of any transaction specified in Section 16.06 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Debentures or on account of the purchase or other acquisition of Debentures. For the purposes of this Section 4.09, the term "JUNIOR SECURITIES" means (a) Common Shares of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article 4. Nothing contained in this
Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Debentureholders, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article 16.

         Section 4.10. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article 4 shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 4 in addition to or in place of the

Trustee; provided that the first paragraph of Section 4.06 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

         The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

         Section 4.11. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon and enforce the provisions of this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

         Section 4.12. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Debentureholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

                                    ARTICLE 5
                                   [RESERVED.]

                                   ARTICLE 6
                       PARTICULAR COVENANTS OF THE COMPANY

         Section 6.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest, on each of the Debentures (including the Redemption Price upon redemption or the Designated Event Purchase Price upon repurchase, in each case pursuant to Article 3), at the places, at the respective times and in the manner provided herein and in the Debentures.

         Section 6.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in the Borough of Manhattan which office is located at [Insert address of Trustee].

         The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Trustee as paying agent, Debenture Registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in the Borough of Manhattan, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

         So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

         Section 6.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         Section 6.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

                  (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable; and

                  (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

         The Company shall, on or before each due date of the principal of or interest on the Debentures, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

         (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall become due and payable.

         (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

         (d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Sections Section 14.03 and Section 14.04.

         The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

         Section 6.05. Existence. Subject to Article 13, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

         Section 6.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon three (3) Business Days' prior notice, make available to any holder or beneficial holder of Debentures or any Common Shares issued upon conversion thereof that continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Shares and it will take such further action as any holder or beneficial holder of such Debentures or such Common Shares may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A under the Securities Act, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         Section 6.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 6.08. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge. The first such certificate to be delivered by the Company pursuant to this Section 6.10 shall be for the fiscal year ending December 31, [Insert Fiscal Year in which the Indenture is executed].

         The Company will promptly deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

         Any notice required to be given under this Section 6.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

         Section 6.09. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) calendar days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

         Section 6.10. [Reserved.]

         Section 6.11. Calculation Of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

                                    ARTICLE 7
       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

         Section 7.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each July 1 and January 1 in each year beginning with [Insert Next January 1 or July 1 After Execution of the Indenture], and at such other times as the Trustee may request in writing, within thirty (30) calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

         Section 7.02. Preservation And Disclosure Of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (a) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (b) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

         Section 7.03. Reports By Trustee. (a) Within sixty (60) calendar days after December 15 of each year commencing with the year [Insert Year After the Indenture Is Executed], the Trustee shall transmit to holders of Debentures such reports dated as of December 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Except to the extent required by the Trust Indenture Act, in the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

         (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the

Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

         Section 7.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) calendar days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificates).

                                    ARTICLE 8
           REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF
                                     DEFAULT

         Section 8.01. Events Of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

         (a) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity, in connection with any redemption or repurchase pursuant to Article 3, by acceleration or otherwise, whether or not such payment is permitted under
Article 4 hereof; or

         (b) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) calendar days, whether or not such payment is permitted under Article 4 hereof; or

         (c) default in the Company's obligation to deliver Common Shares, together with cash in lieu of any fractional shares, when due upon conversion of Debentures as provided in Article 16, and continuance of such default for a period of ten (10) Business Days; or

         (d) failure on the part of the Company to provide timely notice of a Designated Event as provided in Section 3.05(b); or

         (e) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in the performance or breach of which is elsewhere in this Section 8.01 specifically dealt with) continued for a period of sixty (60) calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

         (f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to generally to pay its debts as they become due; or

         (g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty
(60) consecutive calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 8.01(f) or Section 8.01(g)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder determined in accordance with
Section 10.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the interest accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(f) or
Section 8.01(g) occurs, the principal of all the Debentures and the interest accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the default rate provided for in the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 9.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any orders entered in such proceedings the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

         Section 8.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) calendar days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures, in connection with any redemption or repurchase pursuant to Article 3, by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate provided for in the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a senior lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

         In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

         Section 8.03. Application of Monies Collected By Trustee. Any monies collected by the Trustee pursuant to this Article 8 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section
9.06;

         SECOND: Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the default rate provided for in the Debentures, such payments to be made ratably to the Persons entitled thereto;

         THIRD: Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the default rate provided for in the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid interest; and

         FOURTH: Subject to the provisions of Article 4, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

         Section 8.04. Proceedings by Debentureholder. No holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to take reasonable efforts to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3), and accrued and unpaid interest on such Debenture, on or after the respective due dates expressed in such Debenture or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

         Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

         Section 8.05. Proceedings By Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 8.06. Remedies Cumulative And Continuing. Except as provided in
Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

         Section 8.07. Direction of Proceedings and Waiver of Defaults By Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with
Section 10.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction,
(c) the Trustee may decline to take any action that would benefit some Debentureholder to the detriment of other Debentureholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a Default in the payment of interest on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Shares, (iii) a Default in the payment of the Redemption Price pursuant to Article 3, (iv) a Default in the payment of the Designated Event Purchase Price pursuant to Article 3 or (v) a Default in respect of a covenant or provisions hereof that under Article 12 cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said Default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 8.08. Notice of Defaults. The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a Default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

         Section 8.09. Undertaking To Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this
Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent (10%) in principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 16.

                                    ARTICLE 9
                                   THE TRUSTEE

         Section 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into or imposed under this Indenture and the Trust Indenture Act against the Trustee; and

                  (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

         (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

         (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures;

         (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

         (g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless it shall have been notified in writing of such Event of Default by the Company or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 9.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01:

         (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

         (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters if and as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

         (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

         (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

         (j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

         Section 9.03. No Responsibility For Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the accuracy or correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures.

         Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture Registrar.

         Section 9.05. Monies to Be Held in Trust. Subject to the provisions of
Section 14.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no obligation or liability to invest or pay interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

         Section 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable and documented compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee's own negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its or their powers or duties hereunder. If the Company fails to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances under this Section 9.06, the Trustee's claim shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

         When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(f) or Section 8.01(g) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

         Section 9.07. Officers' Certificate As Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

         Section 9.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall (i) eliminate such conflicting interest within ninety
(90) calendar days, (ii) apply to the Commission for permission to continue as trustee hereunder or (iii) resign, in each case to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         Section 9.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $100,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 9.10. Resignation or Removal of Trustee.

         (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)      In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

                  (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Debentureholder who has been a bona fide holder of a

Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Company or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) calendar days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

         (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.

         Section 9.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 9.06.

         No successor trustee shall accept appointment as provided in this
Section 9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.

         Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 9.12. Succession By Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 9.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture

Act regarding the collection of the claims against the Company (or any such other obligor).

         Section 9.14. Trustee's Application For Instructions From The Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Debentures or holders of Senior Indebtedness under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted, which shall conform to the terms and conditions set forth in this Indenture.

                                   ARTICLE 10
                              THE DEBENTUREHOLDERS

         Section 10.01. Action By Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of
Article 11, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

         Section 10.02. Proof of Execution by Debentureholders. Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

         The record of any Debentureholders' meeting shall be proved in the manner provided in Section 11.06.

         Section 10.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

         Section 10.04. Company-owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this
Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

         Section 10.05. Revocation Of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE 11
                          MEETINGS OF DEBENTUREHOLDERS

         Section 11.01. Purpose Of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this
Article 11 for any of the following purposes:

                  (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 8;

                  (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

                  (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

                  (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

         Section 11.02. Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine, at the expense of the Company. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record

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

date pursuant to Section 10.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) calendar days prior to the date fixed for the meeting.

         Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 11.03. Call Of Meetings By Company Or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) calendar days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

         Section 11.04. Qualifications For Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 11.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a

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

permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

         Subject to the provisions of Section 10.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section
11.02 or Section 11.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the Outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 11.07. No Delay Of Rights By Meeting. Nothing contained in this
Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the

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

Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES

         Section 12.01. Supplemental Indentures Without Consent of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 16.06 and the repurchase obligations of the Company pursuant to the requirements of Section 3.05(e);

         (b) subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

         (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 13;

         (d) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such Default;

         (e) to provide for the issuance under this Indenture of uncertificated Debentures in addition to or in place of certificated Debentures;

         (f) to provide for the issuance under this Indenture of certificated Debentures;

         (g) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions

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

arising under this Indenture that shall not materially adversely affect the interests of the holders of the Debentures;

         (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

         (i) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

         (j) make other changes to the Indenture or forms or terms of the Debentures, provided no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the interests of the Debentureholders.

         Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, provided that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
12.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 12.02.

         Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may only be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

         Section 12.02. Supplemental Indenture With Consent Of Debentureholders. With the consent (evidenced as provided in Article 10) of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental

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

indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or reduce any amount payable on redemption or repurchase thereof, or change the obligation of the Company to redeem any Debenture on a Redemption Date in a manner adverse to the holders of Debentures, or change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of Debentures, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest payable in any coin or currency other than that provided in the Debentures, or impair the right to convert the Debentures into Common Shares or reduce the number of Common Shares or any other property receivable by a Debentureholder upon conversion subject to the terms set forth herein, including Section 16.06, in each case, without the consent of the holder of each Debenture so affected, or modify any of the provisions of this Section
12.02 or Section 8.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.01, or reduce the quorum or voting requirements set forth in Article 11 or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.

         Nothwithstanding anything to the contrary herein, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that would adversely affect the rights of the Debentureholders will require the consent of at least seventy-five percent (75%) in aggregate principal amount of the Debentures then Outstanding.

         Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 12.03. Effect Of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 12 shall comply with

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

the Trust Indenture Act, as then in effect, provided that this Section 12.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 12.04. Notation On Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 12 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

         Section 12.05. Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 12 and is otherwise authorized or permitted by this Indenture.

                                   ARTICLE 13
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         Section 13.01. Company May Consolidate On Certain Terms. Subject to the provisions of Section 13.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not

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

affiliated with the Company), unless: (i) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company and other than a Person who is a successor to the Company's obligations hereunder and under the Debenture by operation of law) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in
Section 16.06; and (ii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

         Section 13.02. Successor To Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Cleveland-Cliffs Inc any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "COMPANY" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 13 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

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

         In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

         Section 13.03. Opinion Of Counsel To Be Given To Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 13.

         Section 13.04. Payment Of Additional Amounts. (a) If (i) the Company consolidates or merges with or into another Person (other than a Subsidiary),
(ii) the Company sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than a Subsidiary), or (iii) any Person (other than a Subsidiary) consolidates with or merges with or into the Company, and as a result of such transaction any payments made under or with respect to the Debentures (including any payment made in Common Shares) will become subject to any deduction or withholding in respect of any tax, duty, levy, impost, assessment or governmental charge of whatever nature, which we refer to as the "APPLICABLE TAXES," imposed by or on behalf of any political subdivisions or taxing authorities outside of the United States, the Company shall pay additional amounts to the holders so that the net amount received by each holder of Debentures will equal the amount that such holder would have received if any applicable taxes had not been required to be withheld or deducted. The amounts that the Company is required to pay to preserve the net amount receivable by the holders of Debentures are referred to as "ADDITIONAL AMOUNTS."

         (b) Additional Amounts shall not be payable with respect to a payment made to a holder of the Debentures to the extent:

                  (i) that any applicable taxes would not have been so imposed but for the existence of any present or former connection between the holder and the jurisdiction imposing such applicable taxes, other than the mere receipt of the payment, acquisition, ownership or disposition of the Debentures or the exercise or enforcement of rights under the Debentures or this Indenture;

                  (ii) of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Debentures, except described below or as otherwise provided in this Indenture; or

                  (iii) that any such applicable taxes would not have been imposed but for the presentation of the Debentures, where presentation is required, for payment on a date more than fifteen (15) calendar days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled

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

         to Additional Amounts had the Debentures been presented for payment on any date during such 15-day period.

         (c)      The Company shall also:

                  (i)      withhold or deduct such applicable taxes as required;

                  (ii) remit the full amount of taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

                  (iii) use its best efforts to obtain from each relevant taxing authority imposing the applicable taxes certified copies of tax receipts evidencing the payment of any taxes deducted or withheld; and

                  (iv) upon request, make available to the holders of the Debentures, within sixty (60) calendar days after the date the payment of any taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company and, notwithstanding its efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.

         (d) At least thirty (30) calendar days prior to each date on which any payment under or with respect to the Debentures is due and payable, if the Company is obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts shall also be payable, the amounts so payable, and such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of the Debentures on the payment date.

         (e) The foregoing provisions shall survive any termination or discharge of this Indenture and will apply to any jurisdiction in which any successor to the Company is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

         (f) Whenever in this Indenture or the Debentures there is mentioned, in any context, the payment of principal, interest, Redemption Price, Designated Event Purchase Price or any other amount payable under or with respect to any Debenture, such mention shall be deemed to include the payment of Additional Amounts to the extent payable in the particular context.

                                   ARTICLE 14
                     SATISFACTION AND DISCHARGE OF INDENTURE

         Section 14.01. Discharge Of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated

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

(other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or Redemption Date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, including without limitation sums payable to the Trustee for its costs and expenses, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (iii) rights hereunder of Debentureholders to convert their Debentures into Common Shares and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 9.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

         Section 14.02. Deposited Monies To Be Held In Trust By Trustee. Subject to Section 14.04 and the subordination provisions in Article 4, all monies deposited with the Trustee pursuant to Section 14.01, shall be held in trust for the sole benefit of the Debentureholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

         Section 14.03. Paying Agent To Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying

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

agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

         Section 14.04. Return Of Unclaimed Monies; Repayment To The Company. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

         To the extent that the aggregate amount of cash or money deposited by the Company with the Trustee pursuant to Article 3 exceeds the aggregate price of the Debentures or portions thereof which the Company is obligated to pay to the holders, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the applicable payment date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

         Section 14.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 14.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 14.02; provided that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE 15
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

         Section 15.01. Indenture And Debentures Solely Corporate Obligations. No recourse for the payment of the principal of, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present

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

or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE 16
                            CONVERSION OF DEBENTURES

         Section 16.01. Right To Convert. (a) Subject to and upon compliance with the provisions of this Indenture, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, the holder of any Debenture shall have the right, at such holder's option, to convert the principal amount of the Debenture, or any portion of such principal amount that is a multiple of $1,000, into fully paid and non-assessable Common Shares (as such common shares shall then be constituted) at the Conversion Rate in effect at such time, solely upon the occurrence of one or more events and for the periods described in Section 16.01(b), Section 16.01(c), Section 16.01(d),
Section 16.01(e) or Section 16.01(f), by surrender of the Debenture to be so converted in whole or in part, together with any required funds, in the manner provided in Section 16.02. If a record date for a meeting of shareholders of the Company to be held after a holder of the Debentures converts his Debentures has been fixed and falls before the Conversion Date, such holder shall not have any voting rights at such meeting of shareholders with respect to the Common Shares into which his Debentures are converted.

         Whenever the Debentures shall become convertible pursuant to this
Section 16.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 17.03, and the Company shall also issue a press release and publish the information on the Company's website on the World Wide Web. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

         A Debenture in respect of which a holder is electing to exercise its option to require the Company to repurchase such holder's Debentures upon a Designated Event pursuant to Section 3.05 may be converted only if such holder withdraws its election in accordance with Section 3.05. A holder of Debentures is not entitled to any rights of a holder of Common Shares until such holder has converted its Debentures into Common Shares, and only to the extent such Debentures are deemed to have been converted into Common Shares under this
Article 16. Debentureholders shall not have any right to receive dividends declared by the Company on the Common Shares, unless the Record Date for the

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payment of such dividends falls on or after the Conversion Date for such holder's Debentures.

         Notwithstanding any provision herein, no Debentureholder may convert a number of Debentures if, as a result of such conversion, the Common Shares held by such holder immediately after conversion, together with all other Common Shares owned by such holder, would entitle such holder to exercise or direct the exercise of twenty percent (20%) or more of the voting power in the election of the Company's directors unless such holder complies with Section 1701.831 of the Ohio Revised Code or any applicable successor provision.

         (b) During any fiscal quarter of the Company after the fiscal quarter ending March 31, 2004 (and only during such fiscal quarter), the Debentures may be surrendered for conversion into Common Shares, if, as of the last day of the immediately preceding fiscal quarter of the Company, the Closing Sale Price of the Common Shares for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such fiscal quarter is more than 110% of the Conversion Price as of the last day of such preceding fiscal quarter. If this condition is not satisfied at the end of any fiscal quarter of the Company, then conversion pursuant to this Section 16.01(b) will not be permitted in the following fiscal quarter.

         If the Exchange Date occurs during a fiscal quarter in which the Series A-2 Preferred Stock is convertible into Common Shares pursuant to Section 8(a)(i) of the Subdivision, then the Debentures shall be convertible pursuant to this Section 16.01(b) for the remainder of such fiscal quarter. If the Exchange Date occurs during the 30 consecutive Trading Day period ending on the last Trading Day of any fiscal quarter of the Company, each Trading Day occurring during such 30 Trading Day period and on or prior to the Exchange Date shall be considered in determining whether the condition for convertibility set forth in this Section 16.01(b) has been met.

         The Trustee (or other conversion agent appointed by the Company) shall, on behalf of the Company, determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 16.01(b) whether the Closing Sale Price exceeds one-hundred-ten percent (110%) of the Conversion Price and whether the Debentures shall be convertible as a result of the occurrence of the event specified in this Section 16.01(b) and, if the Debentures shall be so convertible, the Trustee (or other conversion agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the conversion agent) written notice thereof.

         The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to this Section 16.01(b) (including without limitation the calculation or determination of the Conversion Price and

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the Closing Sales Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 16.01(b); provided that nothing herein shall be construed to relieve the Trustee of its duties pursuant to this Section 16.01(b).

         (c) Debentures may be converted during the five Business Day period after any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of the Debentures for each day of such Measurement Period was less than ninety-eight percent (98%) of the product of the Closing Sale Price and the Conversion Rate in effect on each such Trading Day; provided that no conversion pursuant to this Section 16.01(c) may be made on or after the Blackout Date if on any Trading Day during the Measurement Period the Closing Sale Price is more than one-hundred percent (100%), but less than one-hundred-ten percent (110%) of the Conversion Price on such Trading Day.

         If the Exchange Date occurs during a period in which the Series A-2 Preferred Stock is convertible into Common Shares pursuant to Section 8(a)(iv) of the Subdivision, then the Debentures shall be convertible pursuant to this
Section 16.01(c) for the remainder of the five Business Day period during which the Series A-2 Preferred Stock would have been convertible pursuant Section 8(a)(iv) of the Subdivision had it not been exchanged for Debentures on the Exchange Date. If the Trading Price (as such term is defined in the Subdivision) per share of the Series A-2 Preferred Stock on the Trading Day prior to the Exchange Date (the "LAST PREFERRED STOCK MEASUREMENT DAY") was less than ninety-eight percent (98%) of the product of Closing Sale Price and the Conversion Rate (as such term is defined in the Subdivision) in effect on such Trading Day, then the Last Preferred Stock Measurement Day, and any of the four previous Trading Days on which the Trading Price (as such term is defined in the Subdivision) per share of the Series A-2 Preferred Stock was less than ninety-eight percent (98%) of the product of Closing Sale Price and the Conversion Rate (as such term is defined in the Subdivision) in effect on such Trading Day, will be deemed to be Trading Days on which the Trading Price per $1,000 principal amount of the Debentures was less than ninety-eight percent (98%) of the product of the Closing Sale Price and the then current Conversion Rate for purposes of determining whether the condition for convertibility set forth in this Section 16.01(c) has been met.

         The Company shall determine whether the Debentures may be converted pursuant to Section 16.01(c) based on Trading Prices provided by the Trustee. The Company shall provide the Trustee with the names of three independent nationally known securities dealers to be used for determining the Trading Price. The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price under this Section 16.01(c) unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a holder of Debentures provides it with

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

reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than ninety-eight percent (98%) of the product of the Closing Sale Price and the then current Conversion Rate. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Debentures is greater than or equal to ninety-eight percent (98%) of the product of the Closing Sale Price and the then current Conversion Rate; provided that, except for the determination of the Trading Prices, the Trustee shall be under no duty or obligation to make the calculations described in this
Section 16.01(c) or to determine whether the Debentures are convertible pursuant to such section.

         The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to this Section 16.01(c) (including without limitation the calculation or determination of the Conversion Rate, the Closing Sales Price and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 16.01(c); provided that nothing herein shall be construed to relieve the Trustee of its duties pursuant to this
Section 16.01(c).

         (d)      If any Debentures have been called for redemption pursuant to
Section 3.02, such Debentures may be converted, at any time on or after the date the notice of redemption has been given under Section 3.02 until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, unless the Company defaults in the payment of the Redemption Price with respect to such Debentures.

         (e)      If the Company distributes to all holders of its Common Shares
(1) rights or warrants entitling them to purchase for a period expiring within 45 calendar days of the Record Date for the determination of the stockholders entitled to receive such distribution, Common Shares, at less than the average of the Closing Sale Prices for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution, or (2) cash, assets, debt securities or rights to purchase its securities, where the Fair Market Value of such distribution per Common Share exceeds five percent (5%) of the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Debentures may be converted at any time on and after the date (the "DISTRIBUTION NOTICE DATE") that the Company gives notice to the holders of such right, which shall be not less than twenty (20) calendar days prior to the Ex-Dividend Date for such distribution, and the Debentures may be surrendered for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place (the "FINAL DISTRIBUTION DATE"). Notwithstanding

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the foregoing, the Debentures may not be converted pursuant to this Section
16.01(e), and no adjustment to the Conversion Rate will be made, if all holders of the Debentures will otherwise participate, on the same basis as a holder of Common Shares, in the distribution without first converting its Debentures into Common Shares.

         If the Exchange Date occurs during the period beginning on, and including, the Distribution Notice Date and ending on, and including, the Final Distribution Date, the Debentures shall be convertible pursuant to this Section 16.01(e) until the earlier of the close of business on the Business Day immediately preceding such Ex-Dividend Date or the date that the Company publicly announces that such distribution will not take place.

         (f) If the Company is a party to a consolidation, merger, binding share exchange or sale of all or substantially all of its assets, in each case, pursuant to which Common Shares would be converted into cash, securities or other property, then the Debentures may be surrendered for conversion at any time during the period (the "MERGER CONVERSION PERIOD") from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction (or, if such consolidation, merger or share exchange also constitutes a Designated Event, until the corresponding Designated Event Purchase Date) and, at the effective time, the right to convert the Debentures into Common Shares shall be changed into a right to convert such Debentures into the kind and amount of cash, securities or other property of the Company or another Person that the holder would have received if the holder had converted such Debentures immediately prior to the transaction.

         If the Exchange Date occurs during the Merger Conversion Period, the Debentures shall be convertible pursuant to this Section 16.01(f) until the date fifteen (15) calendar days after the consummation of such transaction (or, if such merger, consolidation or share exchange also constitutes a Designated Event, until the corresponding Designated Event Purchase Date).

         Section 16.02. Exercise Of Conversion Privilege; Issuance Of Common Shares On Conversion; No Adjustment For Interest Or Dividends. In order to exercise the conversion privilege with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled "CONVERSION NOTICE" on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by this Section 16.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to
Section 16.07.

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

         In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 16.02 and any transfer taxes if required pursuant to Section 16.07.

         Promptly (but not later than two Business Days) after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such Debentureholder at the office or agency maintained by the Company for such purpose pursuant to Section 6.02, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of this Article 16 and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, calculated by the Company as provided in Section 16.03. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

         Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date (the "CONVERSION DATE") on which the requirements set forth above in this Section 16.02 have been satisfied as to such Debenture (or portion thereof), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Debenture shall be surrendered.

         If any Debenture (or portion thereof) is converted into Common Shares during the period after a Record Date for the payment of interest to, but excluding, the next succeeding interest payment date and such Debenture (or portion thereof) has been called for redemption on a Redemption Date or tendered for repurchase on a Designated Event Purchase Date which occurs during such

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

period, the Company shall pay the full amount of interest on such interest payment date in respect of any such Debenture (or portion thereof) to the holder of such Debentures registered as such at the close of business on the applicable Record Date. Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the Record Date for any interest payment date to the close of business on the Business Day preceding the immediately following interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made
(1) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the next interest payment date, (2) if the Company has specified a Designated Event Purchase Date following a Designated Event that is after a Record Date and on or prior to the next interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debenture. Except as provided above in this
Section 16.02, no payment or other adjustment shall be made for interest accrued and unpaid on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article 16.

         Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any conversion agent other than the Trustee.

         Upon the conversion of a Debenture, that portion of the accrued but unpaid interest, and accrued Tax Original Issue Discount attributable to the period from the issue date of the Debenture to the Conversion Date, with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Shares (together with the cash payment, if any in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof; and the Fair Market Value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Debenture, the accrued but unpaid interest, and accrued Tax Original Issue Discount through the Conversion Date from the issue date, and the balance, if any, of such Fair Market Value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Debenture being converted pursuant to the provisions hereof.

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

         Section 16.03. Cash Payments in Lieu of Fractional Shares. In connection with the conversion of the Debentures, no fractional Common Shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Debentures. The current market price of a Common Share shall be the Closing Sale Price on the date the Debentures (or specified portions thereof) are surrendered for conversion.

         Section 16.04. Conversion Rate. Each $1,000 principal amount of the Debentures shall be convertible into the number of Common Shares specified in the form of Debenture (herein called the "CONVERSION RATE") attached as Exhibit A hereto, subject to adjustment as provided in this Article 16.

         Section 16.05. Adjustment Of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                  (i) the numerator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of Common Shares constituting such dividend or other distribution; and

                  (ii) the denominator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 16.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Company shall issue rights or warrants to all holders of its outstanding Common Shares entitling them (for a period expiring within forty-

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five (45) calendar days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Shares at a price per share less than the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                  (i) the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional Common Shares offered for subscription or purchase, and

                  (ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days immediately preceding the declaration date for such distribution.

         Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at a price less than the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

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

         (c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 16.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 16.05(a)) (any of the foregoing hereinafter in this
Section 16.05(d), called the "DISTRIBUTED PROPERTY"), then, in each such case (unless the Company elects to reserve such Distributed Property for distribution to the Debentureholders upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the Common Shares to which such holder is entitled, the amount and kind of such Distributed Property which such holder would have received if such holder had converted its Debentures into Common Shares immediately prior to the Record Date for such distribution of the Distributed Property) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such Record Date; and

                  (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive on the date of such dividend or distribution the amount of Distributed Property such

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

holder would have received had such holder converted each Debenture on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 16.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

         Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit (unless such capital stock or similar equity interests are distributed to the Debentureholders in such distribution as if such holders had converted their Debentures into Common Shares), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Shares for the ten
         (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange, Nasdaq or such other national or regional exchange or market on which such securities are then listed or quoted (the "EX-DIVIDEND DATE") plus (B) the average of the Closing Sale Prices of the securities distributed in respect of each Common Share for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

                  (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective ten (10) Trading Days after the effective date of such distribution of capital stock of, or similar equity interests in, a Subsidiary or other business unit; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Debentureholder shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each Debenture on the Record Date with respect to such distribution; and provided further that if (x) the average of the Closing Sale Prices of the Common Shares for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the average of the Closing Sale Prices of the securities distributed in respect of each share Common Share for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date is less than $1.00, then the adjustment provided by for by this paragraph shall not be made and in lieu thereof the provisions of the first paragraph of this Section 16.05(d) shall apply to such distribution. In any case in which this paragraph is applicable, Section 16.05(a), Section 16.05(b) and the first paragraph of this Section 16.05(d) shall not be applicable.

         Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such Common Shares;
(ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 16.05 (and no adjustment to the Conversion Rate under this Section 16.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 16.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 16.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         No adjustment of the Conversion Rate shall be made pursuant to this
Section 16.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually

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

distributed, or reserved by the Company for distribution to holders of Debentures upon conversion by such holders of Debentures to Common Shares.

         For purposes of this Section 16.05(d) and Section 16.05(a) and 16.05(b), any dividend or distribution to which this Section 16.05(d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Shares or rights or warrants (and any Conversion Rate adjustment required by this Section 16.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Rate adjustment required by Sections 16.05(a) and 16.05(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 16.05(a) and 16.05(b) and
(B) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" or "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 16.05(a).

         (e) The reclassification of Common Shares into securities including securities other than Common Shares (other than any reclassification upon an event to which Section 16.06 applies) shall be deemed to involve (a) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be the "Record Date" within the meaning of Section 16.05(d)), and (b) a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 16.05(c)).

         (f) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

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                  (i)      the numerator of which shall be the Current Market
         Price on such Record Date; and

                  (ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one Common Share,

such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive on the date of such dividend or distribution the amount of cash such holder would have received had such holder converted each Debenture on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (g) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended up to the expiration thereof) shall require the payment to stockholders of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of Common Share outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time,

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

such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

         (h) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Shares to more than twenty-five percent (25%) of the Common Shares outstanding and shall involve the payment by such Person of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the Expiration Time exceeds the Closing Sale Price of the Common Shares on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of Common Share outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a Common Share on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 16.05(h) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation or merger or a sale of substantially all of its assets.

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

         (i) For purposes of this Section 16.05, the following terms shall have the meaning indicated:

                  (i) "CURRENT MARKET PRICE" shall mean the average of the daily Closing Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance, distribution, subdivision or combination requiring such computation. For purposes of this paragraph, the term "EX DATE" (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         If another issuance, distribution, subdivision or combination to which
         Section 16.05 applies occurs during the period applicable for calculating "CURRENT MARKET PRICE" pursuant to the definition in the preceding paragraph, "CURRENT MARKET PRICE" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Shares during such period.

                  (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (iv) "TRADING DAY" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the Common stock is not listed on a national or regional securities exchange, on the Nasdaq or, if the applicable security is not quoted on Nasdaq, on the principal other market on which the applicable security is then traded.

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

         (j) The Company may make such increases in the Conversion Rate, in addition to those required by Section 16.05(a), (b), (c), (d), (e), (f), (g) or
(h) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Debentures and file with the Trustee and any conversion agents other than the Trustee a notice of the increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (k) All calculations under this Article 16 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share (or if there is not a nearest one-ten thousandth of a share, to the next lower one-ten thousandth of a share), as the case may be. No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) therein; provided, however, that any adjustments that by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (l)      No adjustment need be made:

                  (1) upon the issuance of Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any plan;

                  (2) upon the issuance of Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary;

                  (3) upon the issuance of Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (2) above and outstanding as of the date the Debentures were first issued;

                  (4)      for a change in the par value of the Common Shares;

                  (5) any repurchases by the Company of the Common Shares not expressly described in this Section 16.05; or

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

                  (6)      for accrued and unpaid interest.

         To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company or any other Person), no adjustment need be made thereafter as to the cash, assets, property or securities. Interest will not accrue on any cash into which the Debentures are convertible.

         (m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Rate to each Debentureholder at its last address appearing on the Debenture Register provided for in Section 2.05 of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (n) In any case in which this Section 16.05 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 16.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 16.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 16.05(g), (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event the additional Common Shares or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 16.03. For purposes of this Section 16.05(n), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the occurrence of such event,

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

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

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                  (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

         (o) For purposes of this Section 16.05, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

         Section 16.06. Effect Of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a change in par value or as a result of a subdivision or combination to which Section 16.05(c) applies),
(ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section
16.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 16.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 16.06 applies to any event or occurrence, Section 16.05 shall not apply.

         Section 16.07. Taxes On Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 16.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Shares. The Company shall:

                  (i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of the Debentures such number of its authorized but unissued Common Shares as shall from time to time be sufficient to permit the conversion of all Outstanding Debentures;

                  (ii) ensure that all Common Shares delivered upon conversion of the Debentures, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

         Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Shares at such adjusted Conversion Rate.

         The Company covenants that all Common Shares that may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

         The Company further covenants that, if at any time the Common Shares shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Debentures into Common Shares in accordance with the provisions of this Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

         Section 16.09. Responsibility Of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any

Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 16. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 16.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 16.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, any Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 16.10. Notice To Holders Prior To Certain Actions. In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 16.05; or

         (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (c) of any reclassification or reorganization of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         Section 16.11. Shareholder Rights Plans. Each Common Share issued upon conversion of Debentures shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, including without limitation, the rights under the Rights Agreement (collectively, the "RIGHTS"), if any, that Common Shares are entitled to receive and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "RIGHTS PLAN"). Provided that such Rights Plan requires that each Common Share issued upon conversion of Debentures at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Subdivision, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 16.05(d) upon the separation of the Rights from the Common Shares.

         Section 16.12. Issuer Determination Final. Any determination that the Company or Board of Directors of the Company must make pursuant to Section 16.01, Section 16.02, Section 16.03, Section 16.04, Section 16.05 or Section
16.06 shall, absent manifest error, be conclusive.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         Section 17.01. Provisions Binding On Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

         Section 17.02. Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

         Section 17.03. Addresses For Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to Cleveland-Cliffs Inc, 1100 Superior Avenue, Cleveland, Ohio 44114-2589, Telephone No.: 216-694-5700, Attention: Corporate Secretary. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows:
[Insert address of Trustee], Facsimile No.: [Insert fax number of Trustee],
Attention: [Insert name of contact at Trustee].

         The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 17.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

         Section 17.05. Evidence Of Compliance With Conditions Precedent, Certificates To Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificate of public officials.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 17.06. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Debentures, the Redemption Date of any Debenture or a Designated Event Purchase Date will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date, and no interest shall accrue for the period from and after such date.

         Section 17.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; and provided further that this Section 17.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

         Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

         Section 17.09. Benefits Of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 17.10. Table Of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03 and 3.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

         Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register.

         The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

         The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section
17.11 shall be applicable to any authenticating agent.

         Section 17.12. Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 17.13. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         [Insert name of Trustee] hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

         [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                        CLEVELAND-CLIFFS INC

                                        By:_____________________________________
                                            Name:
                                            Title:

                                        [Insert name of Trustee], as Trustee

                                        By:_____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

[Include the following legend only for Global Debentures]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend only for Debentures that are Restricted
Securities]

[NEITHER THIS SECURITY NOR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY,

REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.]

[Include the following legend only for Debentures that are Restricted Securities that are issued with Tax Original Issue Discount]

[THE DEBENTURES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, A REPRESENTATIVE OF THE COMPANY WILL PROMPTLY INFORM A HOLDER OF THE AMOUNT OF OID AS WELL AS THE ISSUE PRICE, THE ISSUE DATE, THE MATURITY DATE FOR THESE PURPOSES AND THE YIELD TO MATURITY OF THE DEBENTURES. HOLDERS MAY CONTACT [Insert name and title and either address or telephone number of appropriate person at the Company at the time of the exchange].]

                              CLEVELAND-CLIFFS INC

                3.25% CONVERTIBLE SUBORDINATED DEBENTURE DUE ____

                                                                          CUSIP:

No. __                                                                $_________

         Cleveland-Cliffs Inc, a corporation duly organized and validly existing under the laws of the State of Ohio (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to__________ or its registered assigns, [the principal sum of _________ DOLLARS](1) [the principal sum set forth on Schedule I hereto](2) on the Maturity Date at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on January 15 and July 15 of each year, commencing [Insert First Interest Payment Date], on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.25%, from the January 15 or July 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from [Insert Most Recent Dividend Payment Date On The Preferred Stock], until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any January 1 or July 1, as the case may be, and before the following January 15 or July 15, this Debenture shall bear interest from such January 15 or July 15; provided that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Debenture shall bear interest from the next preceding January 15 or July 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from [Insert Most Recent Dividend Payment Date On The Preferred Stock]. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any January 15 or July 15 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the Record Date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such January 15 or July 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the

---------------
(1) Include for definitive Debentures.

(2) Include for Global Debenture.

Person entitled thereto as it appears in the Debenture Register (provided that the holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         The Company promises to pay interest on overdue principal, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 3.25% per annum.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and interest on the Debentures to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, provisions giving the holder of this Debenture the right to convert this Debenture into Common Shares of the Company or cause the Company to purchase this Debenture upon the occurrence of a Designated Event and provisions giving the Company the right to redeem this Debenture for cash, Common Shares or a combination thereof, each on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

                                        CLEVELAND-CLIFFS INC

                                        By:_____________________________________
                                            Name:
                                            Title:

Dated:

         TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

[Insert name of Trustee]
         , as Trustee

By:_____________________________________
    Authorized Signatory

                           , or

By:_____________________________________
    As Authenticating Agent
    (if different from Trustee)

     By:________________________________
         Authorized Signatory

                              REVERSE OF DEBENTURE

                              CLEVELAND-CLIFFS INC

                3.25% CONVERTIBLE SUBORDINATED DEBENTURE DUE ___

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 3.25% Convertible Subordinated Debentures Due ____ (herein called the "DEBENTURES"), limited in aggregate principal amount to $172,500,000, issued and to be issued under and pursuant to an Indenture dated as of ______ __, ____ (herein called the "INDENTURE"), between the Company and [Insert name of Trustee], as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

         In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid interest on all Debentures may be declared by either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or reduce any amount payable on redemption or repurchase thereof, or change the obligation of the Company to redeem any Debenture on a Redemption Date in a manner adverse to the holders of Debentures, or change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of Debentures, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest payable in any coin or currency other than that provided in the Debentures, or impair the right to convert the Debentures into Common Shares or reduce the number of Common Shares or any other property receivable by a Debentureholder upon conversion subject to the terms set forth therein, including Section 16.06 thereof, in each case, without the consent of the holder of each Debenture so affected, or modify any of the provisions of Section 12.02 or Section 8.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.01 thereof, or reduce the quorum or voting requirements set forth in Article 11 or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding. Notwithstanding anything to the contrary herein, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that would adversely affect the rights of the Debentureholders will require the consent of at least seventy-five percent (75%) in aggregate principal amount of the Debentures then Outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of interest of, or the principal on, the Debentures, (B) a failure by the Company to convert any Debentures into Common Shares of the Company, (C) a default in the payment of the Redemption Price pursuant to Article 3 of the Indenture, (D) a default in the payment of the Designated Event Purchase Price pursuant to Article 3 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture that under Article 12 of the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

         Subject to the subordination provisions of the Indenture, no reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

         At any time on or after January 20, 2009 and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, in multiples of $1,000 principal amount, upon mailing a notice of such redemption not less than thirty (30) calendar days but not more than sixty (60) calendar days before the Redemption Date to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at a redemption price equal to one-hundred percent (100%) of the principal amount of Debentures being redeemed, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date (the "REDEMPTION PRICE"), but only if the Closing Sale Price of the Common Shares for twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days ending on the Trading Day prior to the date the Company gives notice of such redemption exceeds one-hundred-thirty-five percent (135%) of the Conversion Price in effect on each such Trading Day; provided that if the Redemption Date falls after a Record Date and on or prior the corresponding interest payment date, then the full amount of interest payable on such interest payment date shall be paid to the holders of record of such Debentures on the applicable Record Date instead of the holders surrendering such Debentures for redemption on such date.

         Subject to certain conditions set forth in the Indenture, the Redemption Price may be paid, at the option of the Company, in cash, Common Shares or any combination thereof.

         The Company may not give notice of any redemption of the Debentures if an acceleration in the payment of interest on the Debentures has occurred and is continuing.

         The Debentures are not subject to redemption through the operation of any sinking fund.

         If a Designated Event occurs at any time prior to maturity of the Debentures, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Debentures held by such holder on a date thirty (30) calendar days after notice thereof at a repurchase price of one-hundred percent (100%) of the principal amount, together with accrued and unpaid interest and Liquidated Damages, if any, on such Debenture up to, but excluding, the Designated Event Purchase Date (the "DESIGNATED EVENT PURCHASE PRICE"); provided that if the Designated Event Purchase Date falls after a Record Date and on or prior the corresponding interest payment date, then the full amount of interest payable on such interest payment date shall be paid to the holders of record of such Debentures on the applicable Record Date instead of the holders surrendering such Debentures for repurchase on such date. The Debentures will be subject to repurchase in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Debentures a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 15th calendar day after the occurrence of such Designated Event. To exercise such right, a holder shall deliver to the Company such Debenture with the form entitled "DESIGNATED EVENT PURCHASE NOTICE" on the reverse thereof duly completed, together with the Debenture, duly endorsed for transfer, at any time prior to the close of business on the Business Day prior to the Designated Event Purchase Date, and shall deliver the Debentures to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

         Subject to certain conditions set forth in the Indenture, the Designated Event Purchase Price may be paid, at the option of the Company, in cash, Common Shares or any combination thereof.

         Holders have the right to withdraw any Designated Event Purchase Notice by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal any time prior to the close of business on the Business Day prior to the Designated Event Purchase Date, all as provided in the Indenture.

         If cash (and/or Common Shares if permitted under the Indenture), sufficient to pay the Designated Event Purchase Price of all Debentures or portions thereof to be purchased as of the Designated Event Purchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Designated Event Purchase Date, interest will cease to accrue on such Debentures (or portions thereof) as of such Designated Event Purchase Date, and the holder thereof shall have no other rights as such other than the right to receive the Designated Event Purchase Price upon surrender of such Debenture.

         Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the final maturity date of the Debentures, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into ________ of the Company's Common Shares (a conversion price of approximately $_____ per share), as such shares shall be constituted on the Conversion Date and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture, duly endorsed for transfer, with the form entitled "CONVERSION NOTICE" on the reverse thereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

         No adjustment in respect of interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of interest to the close of business on the Business Day preceding the immediately following interest payment date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the next interest payment date, (2) if the Company has specified a Designated Event Purchase Date following a Designated Event that is after a Record Date and on or prior to the next interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debenture.

         No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture for conversion.

         A Debenture in respect of which a holder is exercising its right to require repurchase upon a Designated Event may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

         Any Debentures called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the Redemption Date, may be deemed to be redeemed from the holders of such Debentures for an amount not less than the applicable Redemption Price by one or more investment banks or other purchasers who may agree with the Company
(i) to purchase such Debentures from the holders thereof and convert them into shares of the Company's Common Shares and (ii) to make payment for such Debentures as aforesaid to the Trustee in trust for the holders.

         Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

         No recourse for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common              UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT - as tenant by the entireties       (Cust) (Minor)
JT TEN -  as joint tenants with right of    under Uniform Gifts to Minors Act
          survivorship and not as tenants
          in common                         ____________________________
                                                       (State)

         Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

         TO:      CLEVELAND-CLIFFS INC
                  [Insert name of Trustee]

                  The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into Common Shares of Cleveland-Cliffs Inc in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, accompanies this Debenture.

         Dated: ______________________

                                    ____________________________________________

                                    ____________________________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    ____________________________________________
                                    Signature Guarantee

         Fill in the registration of Common Shares if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

_________________________________
(Name)

____________________________________
(Street Address)

____________________________________
(City, State and Zip Code)

____________________________________
Please print name and address

Principal amount to be converted
(if less than all):

$___________________________________

Social Security or Other Taxpayer
 Identification Number:

____________________________________

                        DESIGNATED EVENT PURCHASE NOTICE

TO:      CLEVELAND-CLIFFS INC
         [Insert name of Trustee]

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Cleveland-Cliffs Inc (the "COMPANY") regarding the right of holders to elect to require the Company to repurchase the Debentures upon the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms and conditions of the Indenture at the price of one-hundred percent (100%) of such entire principal amount or portion thereof, together with accrued and unpaid interest to, by excluding, the Designated Event Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

         Dated:

         Signature(s):

         NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

         Debenture Certificate Number (if applicable):

         Principal amount to be repurchased (if less than all):

         Social Security or Other Taxpayer Identification Number:

If the Company has elected to pay the Designated Event Purchase Price, in whole or in part, in Common Shares but such portion of the Designated Event Purchase Price shall ultimately be payable in cash because any of the conditions to the payment of the Designated Event Purchase Price in Common Shares are not satisfied I elect [check one]:

         __to withdraw such Designated Event Purchase Notice as to the Debentures to which such Designated Event Purchase Notice relates in the principal amount of $_____, 000, with certificate numbers ___, or

         __ to receive cash in respect of the entire Designated Event Purchase Price for all Debentures (or portions thereof) to which such Designated Event Purchase Notice relates.

                                   ASSIGNMENT

         For value received ______________________________hereby sell(s)
assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

         [ ]      To Cleveland-Cliffs Inc; or

         [ ] To a "QUALIFIED INSTITUTIONAL BUYER" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

         [ ] Pursuant to a Registration Statement that has been declared effective under the Securities Act of 1933, as amended, and that continues to be effective at the time of transfer;

and unless the Debenture has been transferred to Cleveland Cliffs Inc, the undersigned confirms that such Debenture is not being transferred to an "AFFILIATE" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

                                            __________________________________

                                            __________________________________
                                            Signature(s)

                                            Signature(s) must be guaranteed by
                                            an "ELIGIBLE GUARANTOR INSTITUTION"
                                            meeting the requirements of the
                                            Debenture Registrar, which
                                            requirements include membership or
                                            participation in the Security
                                            Transfer

                                            Agent Medallion Program ("STAMP") or
                                            such other "SIGNATURE GUARANTEE
                                            PROGRAM" as may be determined by the
                                            Debenture Registrar in addition to,
                                            or in substitution for, STAMP, all
                                            in accordance with the Securities
                                            Exchange Act of 1934, as amended.

                                            __________________________________
                                            Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Designated Event Purchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                                                      SCHEDULE I

                              CLEVELAND-CLIFFS INC
                3.25% Convertible Subordinated Debenture Due ____

         No.  _______

                                                     Notation Explaining Principal         Authorized Signature of
 Date        Principal Amount                               Amount Recorded                 Trustee or Custodian
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
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

                                                                       EXHIBIT B

                 FORM OF 3.25% REDEEMABLE CUMULATIVE CONVERTIBLE
                      PERPETUAL PREFERRED STOCK, SERIES A-2

Number: ______                                    ____________ Shares

CUSIP NO.: ______________
  3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2
                          (without par value per share)
                  (liquidation preference $1,000.00 per share)
                                       OF

                              CLEVELAND-CLIFFS INC

                                FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES (AS DEFINED BELOW).

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NONE OF THIS SECURITY, THE CONVERTIBLE SUBORDINATED DEBENTURES THAT MAY BE ISSUED IN EXCHANGE FOR THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY OR THE CONVERTIBLE SUBORDINATED DEBENTURES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND

ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

CLEVELAND-CLIFFS INC, an Ohio corporation (the "Corporation"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2, without par value per share and with a liquidation preference of $1,000.00 per share (the "Series A-2 Preferred Stock"). The shares of Series A-2 Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A-2 Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended Articles of Incorporation of the Corporation, as amended, dated January 20, 2004, as the same may be amended from time to time in accordance with their terms (the "Articles"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles. The Corporation will provide a copy of the Articles to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A-2 Preferred Stock set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, the shares of Series A-2 Preferred Stock evidenced hereby shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Cleveland-Cliffs Inc has executed this certificate as of the date set forth below.

                                        CLEVELAND-CLIFFS INC

                                        By:_____________________________________
                                            Name:
                                            Title:

                                        By:_____________________________________
                                            Name:
                                            Title:

                                        Dated: _______________

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Articles.

                                        EquiServe Trust Company, N.A.
                                        as Transfer Agent

                                        By:_____________________________________
                                            Name:
                                            Title: Authorized Signatory

                                        Dated: ____________________

                               REVERSE OF SECURITY

                              CLEVELAND-CLIFFS INC

3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2

Dividends on each share of Series A-2 Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Articles.

The shares of Series A-2 Preferred Stock shall be redeemable as provided in the Articles. The shares of Series A-2 Preferred Stock shall be convertible into the Corporation's Common Shares in the manner and according to the terms set forth in the Articles. Upon a Designated Event, holders of shares of Series A-2 Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Articles.

The Corporation shall furnish to any Holder without charge a copy of the express terms of the shares represented by this certificate and of the other classes and series of shares that the Corporation is authorized to issue within five days of receipt of written request thereof.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A-2 Preferred Stock evidenced hereby to:

________________________________________________________________

________________________________________________________________

(Insert assignee's social security or tax identification number)

________________________________________________________________

(Insert address and zip code of assignee)
________________________________________________________________

________________________________________________________________

and irrevocably appoints:

________________________________________________________________

agent to transfer the shares of Series A-2 Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: __________________

Signature: ______________________

(Sign exactly as your name appears on the other side of this Series A-2 Preferred Stock Certificate)

Signature Guarantee: _____________________(3)

------------------------
         (3) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series A-2 Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _______ shares of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2 (the "Series A-2 Preferred Stock"), represented by stock certificate No(s). __ (the "Series A-2 Preferred Stock Certificates") into Common Shares, par value $1.00 per share ("Common Shares"), of Cleveland-Cliffs Inc (the "Corporation") according to the conditions of the Amended Articles of Incorporation of the Corporation establishing the terms of the Series A-2 Preferred Stock (the "Articles"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A-2 Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Shares issuable to the undersigned upon conversion of the Series A-2 Preferred Stock shall be made pursuant to registration of the Common Shares under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Articles and the Series A-2 Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

The Corporation is not required to issue Common Shares until the original Series A-2 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and shall deliver or cause to be delivered Common Shares not later than two Business Days following receipt of the original Series A-2 Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

         Date of Conversion: __________________________________________
         Applicable Conversion Rate: __________________________________
         Number of shares of Convertible
                  Series A-2 Preferred Stock to be Converted:
                  _______________________________________

         Number of Common
                  Shares to be Issued: _______________________________
         Signature: _________________________________________________
         Name: ______________________________________________________
         Address:(4)_________________________________________________
         Fax No.: ___________________________________________________

----------------------
         (4) Address where Common Shares and any other payments or certificates shall be sent by the Corporation.

                                                                      SCHEDULE A

                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

         The initial number of shares of Series A-2 Preferred Stock represented by this Global Preferred Share shall be __________. The following exchanges of a part of this Global Preferred Share have been made:

                                           Amount of             Number of
                                          increase in             shares
                    Amount of              number of          represented by
                   decrease in              shares              this Global
                number of shares        represented by           Preferred
                 represented by              this                  Share
  Date                this                  Global               following            Signature of
   Of           Global Preferred           Preferred           such decrease       Authorized officer
Exchange              Share                  Share              or increase           of Registrar
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER
            (Transfers pursuant to Section 17(c)(ii) or Section 17(e)
                               of the Subdivision)

EquiServe Trust Company, N.A., as Transfer Agent
Mail Suite 4694
525 Washington Blvd.
Jersey City, NJ  07310
Attn:  Frederick Meyers

Re:      Cleveland-Cliffs Inc
         3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2 (the "Series A-2 Preferred Stock")

Reference is hereby made to the Articles of Incorporation (the "Articles") and the Subdivision relating to the Series A-2 Preferred Stock dated January 20, 2004, as such may be amended from time to time (the "Subdivision"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Articles or the Subdivision.

This Letter relates to _____ shares of the Series A-2 Preferred Stock (the "Securities") which are held in the form of a Global Preferred Share bearing the Restricted Shares Legend (CUSIP NO. 185896305) with the Depository in the name of [Name of Transferor] (the "Transferor") to effect the transfer of the Securities.

In connection with such request, and in respect of the Series A-2 Preferred Stock, the Transferor does hereby certify that shares of the Series A-2 Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and
(ii) in accordance with their terms:

CHECK ONE BOX BELOW, AS APPLICABLE:

(1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) [ ] to the Corporation; or

(4) [ ] pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as provided by Rule 144 under such Act.

                                        [Name of Transferor]

                                        By:______________________________
                                        Name:
                                        Title:

Dated:

cc:      Cleveland-Cliffs Inc
         1100 Superior Avenue
         Cleveland, Ohio 44114-2589
         Attn: Corporate Secretary

                                                                       EXHIBIT D

                           Form of Common Share Legend

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE CORPORATION AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE CORPORATION, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR
(4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT."

                                                                       EXHIBIT E

                         FORM OF CERTIFICATE OF TRANSFER
                                FOR COMMON SHARES

                   (Transfers pursuant to Section 17(f) of the
                                  Subdivision)

EquiServe Trust Company, N.A.
Mail Suite 4694
525 Washington Blvd.
Jersey City, NJ  07310
Attn:  Frederick Meyers

Re:      Cleveland-Cliffs Inc
         3.25% Redeemable Cumulative Convertible Perpetual Series A-2 Convertible Preferred Stock
         (the "Series A-2 Preferred Stock")

Reference is hereby made to the Articles of Incorporation, as amended, of the Corporation and Subdivision A-2 thereof relating to the Series A-2 Preferred Stock dated January 20, 2004, as such may be amended from time to time (the "Subdivision"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Subdivision.

This letter relates to ____ Common Shares represented by the accompanying certificate(s) that were issued upon conversion of the Series A-2 Preferred Stock and which are held in the name of [Name of Transferor] (the "Transferor") to effect the transfer of such Common Shares.

In connection with such request and in respect of the Common Shares, the Transferor does hereby certify that the Common Shares are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW

(1) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(2) [ ] to the Corporation;

(3) [ ] pursuant to a registration statement that has been declared effective under the Securities Act; or

(4) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (1) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, pursuant to the exemption provided by Rule 144 under such Act.

                                        [Name of Transferor]

                                        By: ________________________________
                                        Name:
                                        Title:

Dated:

cc:      Cleveland-Cliffs Inc
         1100 Superior Avenue
         Cleveland, Ohio 44114-2589
         Attn: Corporate Secretary

                                                                       EXHIBIT F

                    FORM OF NOTICE OF ELECTION OF REPURCHASE
                             UPON A DESIGNATED EVENT

TO:      CLEVELAND-CLIFFS INC

         The undersigned hereby irrevocably acknowledges receipt of a notice from Cleveland-Cliffs Inc (the "Corporation") as to the occurrence of a Designated Event with respect to the Corporation and requests and instructs the Corporation to purchase _____ shares of Series A-2 Preferred Stock in accordance with the terms of the Articles of Incorporation, as amended, of the Corporation and Subdivision A-2 thereof relating to the Series A-2 Preferred Stock dated January 20, 2004, as such may be amended from time to time (the "SUBDIVISION") at the Purchase Price. The certificate number(s) of such shares is/are____________ (include if the Series A-2 Preferred Stock is certificated).

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Subdivision.

Dated: _____________

____________________

____________________
Signature(s)

                                    NOTICE: The above signatures of the
                                    holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

                                    Aggregate Liquidation Preference to be
                                    repurchased (if less than all):

                                    __________________________________

                                    __________________________________
                                    Social Security or Other Taxpayer
                                    Identification Number

                                                                       EXHIBIT G

                          [Form of Opinion of Counsel]

         The opinion of legal counsel to be delivered to the Trustee pursuant to
Section 10 of Subdivision A-2 of Article Fourth of the Articles of Incorporation will be subject to customary assumptions and exceptions and will state substantially as follows:

         1. The Indenture has been authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         2. The Convertible Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company upon exchange for the Series A-2 Preferred Stock in accordance with the terms of the Articles and the Indenture, the Convertible Subordinated Debentures will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

         3. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or Ohio governmental authority or regulatory body is required for the consummation of the exchange of the Convertible Subordinated Debentures for the Series A-2 Preferred Stock in accordance with the terms of the Articles and the Indenture, except (i) such as may have been obtained or made on or prior to the date hereof, (ii) such as may be required in connection with the registration under the Securities Act or the Trust Indenture Act, (iii) such as may be required under the blue sky laws of any jurisdiction, and (iv) such as may be required in connection with the conversion of Convertible Subordinated Debentures into Common Shares of the Company.

         4. None of the issue and sale of the Series A-2 Preferred Stock, the consummation of any other transactions contemplated by the Indenture and the Convertible Subordinated Debentures (i) will conflict with, result in a breach of, or constitute a default under (A) Articles of Incorporation, as amended, or Regulations of the Company, or (B) [Credit Agreements] or (ii) will contravene any law, rule or regulation of the United States or the State of New York or the Ohio Revised Code.

         None of the performance of the terms of the Convertible Subordinated Debentures or the Indenture, will conflict with, result in a breach of, or constitute a default under, the terms of any material agreement or other material instrument to which the Company or any of its subsidiaries is a party or bound or will contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, other than those which could not be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                                   DIVISION B:

                  Express Terms of the Serial Preferred Stock,
                           Class B, Without Par Value

         The Class B Preferred Stock shall have the following express terms:

         SECTION 1. Series. The Class B Preferred Stock may be issued from time to time in one or more series. All shares of Class B Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. All shares of Class B Preferred Stock shall also be of equal rank and shall be identical with shares of Class A Preferred Stock except in respect of (i) the particulars that may be fixed and determined by the Directors as hereinafter provided, (ii) the voting rights and provisions for consent relating to Class B Preferred Stock, as fixed and determined by
Section 5 of this Division B and (iii) any conversion rights which the Directors may grant any series of Class A Preferred Stock which rights shall not be granted in respect of any series of Class B Preferred Stock. Subject to the provisions of Sections 2 to 7, inclusive, of this Division B, which provisions shall apply to all Class B Preferred Stock, the Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series to fix:

                  (a) The designation of the series, which may be by distinguishing number, letter and/or title.

                  (b) The number of shares of the series, which number the Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

                  (c) The dividend rights of the series which may be: cumulative or non-cumulative; at a specified rate, amount or proportion; or with or without further participation rights.

                  (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends, if cumulative, shall accumulate.

                  (e) The redemption rights and price or prices, if any, for shares of the series.

                  (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (h) Restrictions (in addition to those set forth in Section 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

         The Directors are authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (h), inclusive, of this Section 1.

         SECTION 2. Dividends.

                  (a) The holders of Class B Preferred Stock of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Class B Preferred Stock, shall be entitled to receive out of any funds legally available therefor and when and as declared by the Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division B and no more, payable on the dividend payment dates fixed for such series. Such dividends may be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Class B Preferred Stock on any dividend payment date unless (i) all dividends upon all series of Class B Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class B Preferred Stock for all dividend payment dates prior to such date shall have been paid or funds therefor set apart and (ii) at the same time a like dividend upon all series of Class B Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class B Preferred Stock and having a dividend payment date on such date, ratably in proportion to the respective dividend rates of each such series or class, shall be paid or funds therefor set apart. Accumulations of dividends, if any, shall not bear interest.

                  (b) For the purpose of this Division B, a dividend shall be deemed to have been paid or funds therefor set apart on any date if on or prior to such date the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividend at such holder's address then appearing on the books of the Corporation.

                  (c) In no event so long as any Class B Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Shares or other shares ranking junior to the Class B Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares ranking junior to the Class B Preferred Stock, nor shall any Common Shares or any other shares ranking junior to the Class B Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Class B Preferred Stock received by the Corporation on or subsequent to the date on which shares of any series of Class B Preferred Stock are first issued) , unless (i) all accrued and unpaid dividends upon all Class B Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such action shall have been paid or funds therefor set apart and (ii) as of the date of such action there shall be no arrearages with respect to the redemption of Class B Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division B.

         SECTION 3. Redemption.

                  (a) Subject to the express terms of each series and to the provisions of Section 5(c)(iii) of this Division B, the Corporation
         (i) may from time to time redeem all or any part of the Class B Preferred Stock of any series at the time outstanding at the option of the Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division B, and
         (ii) shall from time to time make such redemptions of the Class B Preferred Stock of any series as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division B, together in each case with (A) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (B) if the redemption date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date.

                  (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Class B Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Class B Preferred Stock to be redeemed, together with an amount equal to the aggregate amount of dividends payable upon such redemption, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $50,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Class B Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of Class B Preferred Stock are to be redeemed, the Corporation shall select, pro rata or by lot, the shares so to be redeemed in such manner as shall be prescribed by the Directors.

                  (c) If the holders of shares of Class B Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof to such holders.

                  (d) Any shares of Class B Preferred Stock which are (i) redeemed by the Corporation pursuant to the provisions of this Section 3, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of any series of Class B Preferred Stock, (iii) converted in accordance with the express terms of any such series, or (iv) otherwise acquired by the Corporation, shall resume the status of authorized and unissued shares of Class B Preferred Stock without serial designation; provided, however, that any such shares which are converted in accordance with the express terms thereof shall not be reissued as convertible shares.

         SECTION 4. Liquidation.

                  (a)      (1)      The holders of Class B Preferred Stock of
         any series, shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Class B Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to (i) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Class B Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class B Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Class B Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class B Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

                           (2)      After payment to holders of Class B
                  Preferred Stock of the full preferential amounts as aforesaid, holders of Class B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division B.

         SECTION 5. Voting.

                  (a) Except as otherwise provided herein or required by law, the holders of Class B Preferred Stock shall not be entitled to vote.

                  (b)      (1)      If, and so often as, the Corporation shall
         be in default in the payment of dividends on any series of Class B Preferred Stock at the time outstanding, or funds therefor have not been set apart, in an amount equivalent to six full quarterly dividends on any such series of Class B Preferred Stock, whether or not consecutive and whether or not earned or declared, the holders of Class B Preferred Stock of all series, voting separately as a class, shall thereafter be entitled to elect, as herein provided, two Directors of the Corporation; provided, however, that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested
         (i) in the case of cumulative dividends, until all accrued and unpaid dividends on the Class B Preferred Stock of all series then outstanding shall have been paid or funds therefor set apart, or (ii) in the case of non-cumulative dividends, until full dividends on the Class B Preferred Stock of all series then outstanding shall have been paid or funds therefor set apart regularly for a period of one year, whereupon the holders of Class B Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

                           (2) In the event of default entitling the holders of Class B Preferred Stock to elect two Directors as specified in paragraph (1) of this subsection, a special meeting of such holders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Class B Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders or any other special meeting of shareholders called or to be called for a different purpose shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Class B Preferred Stock. At any meeting at which the holders of Class B Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Class B Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the Directors which the holders of Class B Preferred Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Articles of Incorporation or the Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, the two Directors who may be elected by the holders of Class B Preferred Stock pursuant to this subsection shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this subsection. Nothing in this subsection shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to this subsection. Notwithstanding any classification of the other Directors of the Corporation, the two Directors elected by the holders of Class B Preferred Stock shall be elected annually for the terms expiring at the next succeeding annual meeting of shareholders; provided, however, that whenever the holders of Class B Preferred Stock shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Class B Preferred Stock as a class shall immediately terminate and the number of Directors shall be reduced accordingly.

                  (c) Except as hereinafter provided, the affirmative vote of the holders of at least two-thirds of the shares of Class B Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class B Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Class B Preferred Stock are concerned, such action may be affected with such vote):

                                    (i)      Any amendment, alteration or repeal
                           of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the preferences or voting or other rights of the holders of Class B Preferred Stock; provided, however, that for the purpose of this paragraph 5(c)(i) only, neither the amendment of the Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Class B Preferred Stock or of any shares of any class ranking on a parity with or junior to the Class B Stock nor the amendment of the provisions of the Regulations so as to change the number of Directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Class B Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preference or voting or other rights of one or more but not all series of Class B Preferred Stock at the time outstanding, the affirmative vote or consent of the holders of at least two-thirds of the number of shares at the time outstanding of each series so affected, each such affected series voting separately as a series, shall also be required;

                                    (ii)     The authorization, creation or the
                           increase in the authorized amount of any shares of any class or any security convertible into shares of any class, in either case, ranking prior to the Class B Preferred Stock; or

                                    (iii)    The purchase or redemption (for
                           sinking fund purposes or otherwise) of less than all of the Class B Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Class B Preferred Stock, unless all dividends on all Class B Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with;

         provided, however, that in the came of any authorization, creation or increase in the authorized amount of any shares of any class or security convertible into shares of any class, in either case, ranking prior to the Class B Preferred Stock no such consent of the holders of Class B Preferred Stock shall be required if the holders of Class B Preferred Stock have previously received adequate notice of redemption to occur within 90 days. The foregoing proviso shall not apply and such consent of the holders of Class B Preferred Stock shall be required if any such redemption will be effected, in whole or in part, with the proceeds received from the sale of any such stock or security convertible into shares of any class, in either case, ranking prior to the Class B Preferred Stock.

                  (d) The affirmative vote of the holders of at least a majority of the shares of Class B Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class B Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of the Class B Preferred Stock are concerned, such action may be effected with such vote):

                                    (i)      The consolidation or merger of the
                           Corporation with or into any other corporation to the extent any such consolidation or merger shall be required, pursuant to any applicable statute, to be approved by the holders of the shares of Class B Preferred Stock voting separately as a clams; or

                                    (ii)     The authorization of any shares
                           ranking on a parity with the Class B Preferred Stock or an increase in the authorized number of shares of Class B Preferred Stock.

                  (e) Neither the vote or consent of the holders of shares of Class B Preferred Stock shall be required for an increase in the number of Common Shares authorized or issued or for stock splits of the Commons Shares or for stock dividends on any class of stock payable solely in Common Shares, and none of the foregoing actions shall be deemed to affect adversely the preferences or voting or other rights of Class B Preferred Stock within the meaning and for the purpose of this Division B.

         SECTION 6. Conversion. There Shall not be created any series of Class B Preferred Stock which will be convertible into Common Shares or into shares of any other class or series of the Corporation.

         SECTION 7. Definitions. For the purpose of this Division B:

                  (a) Whenever reference is made to shares "ranking prior to the Class B Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class B Preferred Stock.

                  (b) Whenever reference is made to shares "on a parity with the Class B Preferred Stock", such reference shall mean and include all shares of Class A Preferred Stock and all other shares of the Corporation in respect of which the rights of the holders thereof
         (i) are not given preference over the right of the holders of Class B Preferred Stock either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class B Preferred Stock.

                  (c) Whenever reference is made to shares "ranking junior to the Class B Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Class B Preferred Stock.

                                   DIVISION C:

                         Express Terms of Common Shares,
                            Par Value $1.00 Per Share

         The Common Shares shall be subject to the express terms of the Class A Preferred Stock and the Class B Preferred Stock and of any series of such classes. Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall have such rights as are provided by law and shall be entitled to one vote for each share held by them upon all matters presented to the shareholders.

         FIFTH: The amount of stated capital with which the Corporation will begin business is Five Hundred Dollars ($500.00).

         SIXTH: No holders of any class of shares of the Corporation shall have any preemptive right to purchase or to have offered to them for purchase, any shares or other securities of the Corporation, whether now or hereafter authorized.

         SEVENTH: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine, subject however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

         EIGHTH: Any and every statute of the State of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or are in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing of these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

         NINTH: The right to amend, alter, change or repeal any clause or provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, is hereby reserved to the Corporation; and all rights conferred on officers, Directors and shareholders herein are granted subject to such reservation.